                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to [Section] 240.14a-12

                             RELIANT RESOURCES, INC.
--------------------------------------------------------------------------------
              (Name of each Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

[RELIANT RESOURCES LOGO]



                            Reliant Resources, Inc.



                    Notice of Annual Meeting of Stockholders
                           to be held on June 6, 2002
                              and Proxy Statement

                               Table of Contents

                                                                         Page
                                                                         -----
Notice of Annual Meeting of Stockholders
Proxy Statement.........................................................     1
  Voting Information....................................................     1
  Information About Directors...........................................     2
  Stock Ownership.......................................................     4
  Executive Compensation Tables.........................................     5
  Retirement Plans, Related Benefits and Other Arrangements.............     8
  Report of the Compensation Committee..................................    10
  Stock Performance Graph...............................................    13
  Proposal to Adopt 2002 Annual Incentive Compensation Plan for
   Executive Officers...................................................    13
  Proposal to Adopt 2002 Long-Term Incentive Plan.......................    15
  Report of the Audit Committee.........................................    19
  Principal Accounting Firm Fees........................................    20
  Ratification of Appointment of Independent Accountants and Auditors...    21
  Inclusion of Stockholder Proposals in Proxy Materials for 2003 Annual
   Meeting..............................................................    21
  Advance Notice Required for Proposals and Director Nominations........    21
  General Information...................................................    22
  Section 16(a) Beneficial Ownership Reporting Compliance...............    22
  Transactions and Arrangements Between Reliant Energy and Reliant
   Resources............................................................    22
  Annual Report to Stockholders.........................................    25
Appendix I--Reliant Resources, Inc. 2002 Annual Incentive Compensation
 Plan for Executive Officers............................................   I-1
Appendix II--Reliant Resources, Inc. 2002 Long-Term Incentive Plan......  II-1
Appendix III--Reliant Resources, Inc. Audit Committee Charter........... III-1

[RELIANT RESOURCES LOGO]

                   Notice of Annual Meeting of Stockholders

Dear Stockholder:

   You are cordially invited to attend the Reliant Resources, Inc. 2002 annual meeting of stockholders. The meeting will be held in the Auditorium of Reliant Energy Plaza, 1111 Louisiana, Houston, Texas, at 9:00 a.m. Central time, on Thursday, June 6, 2002. At the meeting, stockholders will be asked to:

  .  elect four directors to the Board of Directors;

  . consider and vote upon a proposal to adopt the 2002 Annual Incentive Compensation Plan for Executive Officers;

  .  consider and vote upon a proposal to adopt the 2002 Long-Term Incentive
     Plan;

  . ratify the appointment of Deloitte & Touche LLP as independent accountants and auditors for Reliant Resources, Inc. for 2002; and

  .  conduct other business if properly raised.

   Stockholders of record at the close of business on April 12, 2002 are entitled to vote. Each share entitles the holder to one vote. You may vote either by attending the meeting or by proxy card. For specific voting information, please see "Voting Information" on page 1. Even if you plan to attend the meeting, please sign, date and return the enclosed proxy card.

                                          Sincerely,

                                          /s/ Hugh Rice Kelly
                                          Hugh Rice Kelly
                                          Senior Vice President,
                                          General Counsel and
                                          Corporate Secretary

Dated and first mailed
to stockholders
on April 30, 2002

                            RELIANT RESOURCES, INC.
                                1111 Louisiana
                             Houston, Texas 77002
                                (713) 207-3000

                                PROXY STATEMENT

                              Voting Information

   Who may vote. Stockholders recorded in our stock register on April 12, 2002 may vote at the meeting. As of that date, there were 289,363,430 shares of our common stock outstanding. Each share of common stock has one vote.

   Our parent company, Reliant Energy, Incorporated, currently owns 240,000,000 shares, or approximately 83%, of our outstanding common stock. Reliant Energy will be able to vote these shares at our annual meeting and intends to vote such shares in favor of all of the proposals.

   Voting by proxy or in person. Your vote is important. You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You may always change your vote at the meeting. Giving us your proxy means that you authorize us to vote your shares at the meeting in the manner you indicated on your proxy card. You may vote for all, some, or none of our director candidates. You may also vote for or against adoption of the 2002 Annual Incentive Compensation Plan for Executive Officers, the 2002 Long-Term Incentive Plan and the proposal to ratify the appointment of independent accountants, or you may abstain from voting.

   If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of the director candidates and in favor of adoption of the 2002 Annual Incentive Compensation Plan for Executive Officers and the 2002 Long-Term Incentive Plan and the ratification of independent accountants. If any other matters properly come before the annual meeting, we will vote the shares in accordance with our best judgment and discretion, unless authority to do so is withheld by you in the proxy card.

   Your proxy may be revoked before it is voted by submitting a new proxy with a later date, by voting in person at the meeting, or by giving written notice to Hugh Rice Kelly, Corporate Secretary, at Reliant Resources' address shown above.

   If you plan to attend the meeting and your shares are held by banks, brokers or investment plans (in "street name"), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from your broker or bank are examples of proof of ownership.

   Quorum needed. In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares of common stock eligible to vote must be represented at the meeting, either by proxy or in person. Shares of common stock owned by Reliant Resources are not voted and do not count for this purpose.

   Votes needed. The director candidates receiving the most votes will be elected to fill the open seats. Approval of the 2002 Annual Incentive Compensation Plan for Executive Officers and the 2002 Long-Term Incentive Plan and ratification of the appointment of independent accountants each requires the favorable vote of a majority of the shares of common stock voted for or against the matter. In addition, approval of the 2002 Long-Term Incentive Plan requires that the total votes cast on the matter exceed 50% of the shares of common stock outstanding and entitled to vote. Abstentions and broker non-votes count for quorum purposes. For voting purposes, however, abstentions and broker non-votes do not affect whether the adoption of 2002 Annual Incentive Compensation Plan for Executive Officers or the 2002 Long-Term Incentive Plan is approved or whether the appointment of independent accountants is ratified. Broker non-votes occur when a broker returns a proxy but does not have authority to vote on a particular proposal.

                          Information About Directors

   Reliant Resources' Board of Directors has nominated its current directors for election to the Board with the exception of James A. Baker, III and L. Lowry Mays, who will retire from the Board at the expiration of their current terms. Effective at the annual meeting, the number of directors will be set at four. If any nominee becomes unavailable for election, the Board of Directors can name a substitute nominee and proxies will be voted for the substitute nominee pursuant to discretionary authority, unless withheld.

   Information about each of the nominees is set forth below.

   Milton Carroll, age 51, has been a director of Reliant Resources since 2001. He has been a director of Reliant Energy since 1992. Mr. Carroll is Chairman, President and Chief Executive Officer of Instrument Products, Inc., an oil-tool manufacturing company in Houston, Texas. He is a director of Health Care Service Corporation, Ocean Energy, Inc. and TEPPCO Partners, L.P.

   R. Steve Letbetter, age 54, has been a director and Chairman, President and Chief Executive Officer of Reliant Resources since September 2000. Mr. Letbetter also serves as Chairman, President and Chief Executive Officer of Reliant Energy, having been Chairman since January 2000 and President and Chief Executive Officer since June 1999. He has been a director of Reliant Energy since 1995. He has also served Reliant Energy and its corporate predecessors since 1978 in various positions as an executive officer.

   Philip B. Miller, age 63, has been a director of Reliant Resources since 2001. He is principal of Philip B. Miller Associates, consultants. He served as the Chairman of the Saks Fifth Avenue group of Saks Incorporated prior to retiring from that position in July 2001. He still serves as a director of Saks Incorporated. Mr. Miller served as Chairman and Chief Executive Officer of the Saks Fifth Avenue group between September 1993 and January 2000. Mr. Miller served as Chairman and Chief Executive Officer of Saks Holdings, Inc. (the holding company for Saks & Company, a wholly owned subsidiary that did business as Saks Fifth Avenue, or "SFA") between March 1993 and September 1998. He joined SFA in 1990. Mr. Miller also serves on the Board of Directors of Kenneth Cole Productions, Inc.

   Laree E. Perez, age 48, has been a director since April 2002. Ms. Perez is Vice President of Loomis, Sayles & Company, L.P. in Albuquerque, New Mexico, an investment management firm. Ms. Perez was co-founder, President and Chief Executive Officer of Medallion Investment Company, Inc. until it was acquired by Loomis Sayles in 1996. Ms. Perez also has served as a director of Reliant Energy since 2000.

   Reliant Resources' Board of Directors currently consists of one class of directors, the members of which serve until their respective successors are elected and qualified, or until resignation or removal. Reliant Resources' certificate of incorporation provides, however, that its Board of Directors is to be divided into three classes having staggered terms of three years each beginning on the date on which Reliant Energy first ceases to own at least a majority of the issued and outstanding shares of Reliant Resources common stock. The term of office of the directors in Class I will expire at the first annual meeting of stockholders following the classification of the Board of Directors, and the terms of office of the Class II and Class III directors will expire at the second and third annual meetings, respectively, following the classification of the Board of Directors. The Board has designated R. Steve Letbetter to be a Class I director with a term expiring in 2003, Philip
B. Miller and Laree E. Perez to be Class II directors with terms expiring in 2004 and Milton Carroll to be a Class III director with a term expiring in 2005, effective as of the time that Reliant Energy first ceases to own at least a majority of the issued and outstanding shares of Reliant Resources common stock. At each annual meeting of stockholders after Reliant Energy first ceases to own at least a majority of the issued and outstanding shares of Reliant Resources common stock, directors will be elected to succeed the class of directors whose term has expired.

    The Board of Directors recommends a vote FOR all nominees for Director.

Restructuring of Reliant Energy

   The Board of Directors of our parent company, Reliant Energy, adopted a business separation plan in response to the Texas Electric Choice Plan, which we refer to as the "Texas electric restructuring law." The Texas electric restructuring law was adopted by the Texas legislature in June 1999 and substantially amended the regulatory structure governing electric utilities in Texas in order to allow retail competition with respect to all customer classes beginning in January 2002. The Texas electric restructuring law requires the separation of the generation, transmission and distribution, and retail functions of electric utilities into three different units. It also requires each electric utility to file a business separation plan with the Public Utility Commission of Texas detailing its plan to comply with the Texas electric restructuring law.

   Under the business separation plan, Reliant Energy has restructured its businesses into two publicly traded companies in order to separate its regulated and unregulated operations. In accordance with the plan, Reliant Energy has transferred substantially all of its unregulated businesses to us. We completed the initial public offering of nearly 20% of our common stock in May 2001. As part of the business separation plan and upon receipt of certain regulatory approvals, Reliant Energy intends to restructure its corporate organization into a holding company structure, following which the holding company, CenterPoint Energy, Inc., will distribute its remaining equity interest in the common stock of Reliant Resources to its shareholders. Reliant Energy also intends to convey the regulated electric generating assets of its electric utility division, Reliant Energy HL&P, to its indirect wholly owned subsidiary, which we refer to as "Texas Genco." Reliant Energy expects Texas Genco to conduct an initial public offering or distribution of nearly 20% of its common stock in 2002. Reliant Energy has granted Reliant Resources an option exercisable in January 2004 to purchase all of the shares of capital stock of Texas Genco then owned by Reliant Energy (or by its successor after the holding company formation). As a result of the holding company formation and the Reliant Resources common stock distribution, Reliant Energy's wholly owned subsidiary, CenterPoint Energy, will become its successor holding company and will own essentially all of Reliant Energy's regulated businesses, and Reliant Resources will become a separate unaffiliated company. Reliant Resources cannot assure you that the holding company formation and the distribution will be completed as described or within the period outlined above.

   At the time the stock of Reliant Resources is distributed to shareholders, Mr. Letbetter will resign as Chief Executive Officer and President of CenterPoint Energy. At the same time, Ms. Perez will resign as a director of CenterPoint Energy. Subject to annual reelection by the Board as Chairman, Mr. Letbetter is expected to remain as Chairman of the Board of Directors of CenterPoint Energy until his term as a director of that company expires in 2004. Mr. Carroll will serve as director of both CenterPoint Energy and Reliant Resources.

Board Organization and Committees

   The Board of Directors directs the management of the business and affairs of Reliant Resources. The Board appoints committees to help carry out its duties. In 2001, subsequent to the initial public offering of Reliant Resources common stock, the Board met four times and the committees met a total of two times. Each director attended more than 75% of the meetings of the Board of Directors and the committees on which he or she served. Reliant Resources has the following committees:

   The Audit Committee has three non-employee director members: Mr. Mays, Mr. Miller and, beginning in April 2002, Ms. Perez, who are independent as defined in the listing standards of the New York Stock Exchange. This committee oversees accounting and internal control matters. The committee recommends to the Board of Directors the selection of the firm of independent public accountants to audit the financial statements of Reliant Resources and its subsidiaries and reviews and approves the plan and scope of the independent public accountants' audit and non-audit services and related fees. The Audit Committee's report begins on page 19 and its charter is attached as Appendix
III. The committee met two times in 2001.

   The Compensation Committee has two non-employee director members: Mr. Mays and Mr. Miller. This committee oversees compensation and benefits for Reliant Resources' senior officers, including salary, bonus and incentive awards. The committee also administers incentive compensation plans and reviews human resources programs. The Compensation Committee's report on executive compensation begins on page 10. The committee began meeting in 2002 because compensation for Reliant Resources' senior officers for 2001 had been established by Reliant Energy's compensation committee prior to Reliant Resources' initial public offering.

Compensation of Directors

   Reliant Resources employees receive no extra pay for serving as directors. Compensation for each non-employee director consists of an annual retainer fee of $30,000, a fee of $1,200 for each board and committee meeting attended and an annual grant of 1,000 shares of Reliant Resources common stock. Directors may defer all or part of their annual retainer fees and meeting fees under Reliant Resources' deferred compensation plan.

   Mr. Carroll performed consulting services for Reliant Energy and Reliant Resources during 2001 in connection with deregulation and other issues, for which he was paid $240,000 in 2001.

                                Stock Ownership

   The following table shows stock ownership of beneficial owners of more than 5% of Reliant Resources' common stock, each director, the executive officers named in the Summary Compensation Table on page 5, and the executive officers and directors as a group, as of March 1, 2002. The directors and officers, individually and as a group, beneficially own less than 1% of Reliant Resources' outstanding common stock. For directors and executive officers, stock ownership is also shown for Reliant Energy.

                                           Number of         Number of
                                           Shares of         Shares of
                                            Reliant           Reliant
                                           Resources           Energy
   Name                                   Common Stock      Common Stock
   ----                                   ------------      ------------
   Reliant Energy........................ 240,000,000(/1/)         N/A
   James A. Baker, III...................       5,000            5,000
   Milton Carroll........................      11,000                0
   Robert W. Harvey......................     170,501(/2/)     196,978(/2/)(/3/)
   Hugh Rice Kelly.......................      55,168(/2/)     286,581(/2/)(/3/)
   R. Steve Letbetter....................     334,167(/2/)     783,966(/2/)(/3/)
   Philip B. Miller......................       7,500            6,500
   L. Lowry Mays.........................       3,600                0
   Stephen W. Naeve......................     167,917(/2/)     341,551(/2/)(/3/)
   Laree E. Perez........................           0            2,000
   Joe Bob Perkins.......................     193,334(/2/)     252,846(/2/)(/3/)
   All of the above officers and
    directors and other executive
    officers as a group (11 persons).....     975,014        1,970,934

--------
(1) Represents approximately 83% of the outstanding shares of the class.
(2) Includes shares covered by Reliant Energy stock options that are exercisable within 60 days as follows: Mr. Harvey, 196,666 shares; Mr. Kelly, 198,314 shares; Mr. Letbetter, 684,787 shares; Mr. Naeve, 294,480 shares; Mr. Perkins, 236,666 shares; and the group, 1,682,579 shares. Also includes shares covered by Reliant Resources stock options that are exercisable within 60 days, as follows: Mr. Harvey, 140,000 shares; Mr. Kelly, 53,333 shares; Mr. Letbetter, 283,333 shares; Mr. Naeve, 140,000 shares; Mr. Perkins, 140,000 shares; and the group, 782,659 shares.
(3) Includes shares of common stock held under Reliant Energy's savings plan, for which the participant has sole voting power (subject to such power being exercised by the plan's trustee in the same proportion as directed shares in the savings plan are voted in the event the participant does not exercise voting power).

                         Executive Compensation Tables

   These tables show the compensation of the Chief Executive Officer and the four other most highly compensated executive officers. Reported compensation for 2001 was paid by Reliant Resources and for prior years was paid by Reliant Energy.

                          SUMMARY COMPENSATION TABLE

                                     Annual Compensation                   Long-Term Compensation
                           ---------------------------------------- ------------------------------------
                                                                            Awards            Payouts
                                                                    ----------------------- ------------
                                                                    Restricted  Securities
 Name and Principal                                 Other Annual      Stock     Underlying      LTIP         All Other
      Position        Year Salary(/1/) Bonus(/1/) Compensation(/2/) Award(/3/) Options(/4/) Payouts(/5/) Compensation(/6/)
 ------------------   ---- ----------- ---------- ----------------- ---------- ------------ ------------ -----------------
R. Steve Letbetter..  2001  $983,750   $1,739,270      $2,514       $1,690,000   850,000      $812,479       $315,542
 Chairman, President
  and                 2000   913,750    2,101,620         393                    400,000       213,166        121,472
 Chief Executive
  Officer             1999   762,083    1,215,500         372                    280,000       449,024         88,187

Robert W.
 Harvey(/7/)........  2001   568,750      773,500       2,720          901,345   420,000            --        166,573
 Executive Vice
  President & Group   2000   537,500      752,500         613                    175,000            --        123,014
 President, Retail
  Businesses          1999   291,667      272,484          --                    120,000            --             --

Stephen W. Naeve....  2001   568,750      773,500          88          901,345   420,000       334,560        120,259
 Executive Vice
  President and       2000   537,500      752,500          81                    175,000       102,489         81,290
 Chief Financial
  Officer             1999   453,750      464,750          80                    120,000       141,387         66,126

Joe Bob Perkins.....  2001   508,750      508,750       2,148        1,690,000   420,000       254,893         87,084
 Executive Vice
  President & Group   2000   447,500      581,760          82                    130,000        65,257         62,110
 President,
 Wholesale
 Businesses           1999   387,500      396,286          95                    100,000       135,757         50,343

Hugh Rice Kelly.....  2001   431,250      322,575       3,311               --   160,000       382,360        108,861
 Senior Vice
  President, General  2000   412,500      408,375       1,135                     80,000       134,970         84,291
 Counsel and
  Corporate
  Secretary           1999   387,000      306,735       1,102                     65,000       319,593         80,727

-------
(1) The amounts shown include salary and bonus earned as well as earned but deferred.
(2) The amounts shown include tax gross-ups paid to compensate for tax consequences of imputed income under the executive life insurance plan and the discount for any shares of Reliant Resources stock purchased under the Reliant Resources employee stock purchase plan.
(3) On May 4, 2001, the following awards of restricted stock of Reliant Resources were granted: Mr. Letbetter, 50,000 shares; Mr. Harvey, 26,667 shares; Mr. Naeve, 26,667 shares and Mr. Perkins, 50,000 shares. The amounts shown are based on the closing prices of those shares on May 4, 2001. The aggregate value of restricted stock awards held as of December 31, 2001 based on closing sales prices of the underlying shares on that date was $825,500 for Mr. Letbetter, $440,272 for Mr. Harvey, $440,272 for Mr. Naeve and $825,500 for Mr. Perkins. In the event dividends are paid on the underlying common stock, dividend equivalents accrue on the restricted stock.
(4) Securities underlying options are shares of Reliant Energy, except for grants in 2001.
(5) Amounts shown represent the dollar value of Reliant Energy common stock paid out in that year based on the achievement of performance goals for the cycle ending in the prior year plus dividend equivalent accruals during the performance period.
(6) 2001 amounts include (a) matching contributions to the savings plan and accruals under the savings restoration plan for contributions, as follows:
    Mr. Letbetter, $259,919; Mr. Harvey, $103,710; Mr. Naeve, $110,931; Mr.
    Perkins, $63,813; and Mr. Kelly, $70,919; (b) the term portion of the premiums paid under split-dollar life insurance policies purchased in connection with Reliant Energy's executive life insurance plan, as follows: Mr. Letbetter, $708; Mr. Harvey, $1,035; Mr. Naeve, $140; Mr. Perkins, $125; and Mr. Kelly, $1,975; (c) accrued interest on deferred compensation that exceeds 120% of the applicable federal long-term rate, as follows: Mr. Letbetter, $54,915; Mr. Harvey, $2,397; Mr. Naeve, $9,188; Mr. Perkins, $23,146; and Mr. Kelly, $35,967.
(7) Mr. Harvey was not employed by Reliant Energy prior to June 1999. Reliant Energy also loaned Mr. Harvey $250,000 in connection with his initial employment. The loan bears interest at a rate of 8% and principal and interest are to be forgiven in annual installments through May 31, 2004 so long as Mr. Harvey remains employed by Reliant Energy or one of its subsidiaries as of each relevant anniversary of his employment date. The amount of loan forgiveness for 2001 is included in the "All Other Compensation" column. Upon the distribution of Reliant Resources common stock to shareholders of CenterPoint Energy, the loan will be assigned to, and annual loan forgiveness will be based on continuing employment with, Reliant Resources.

                    RELIANT RESOURCES OPTION GRANTS IN 2001

                                       Individual Grants
                          -------------------------------------------
                                                 Exercise/
                             Shares    % of 2001   Base               Grant Date
                           Underlying  Employee  Purchase              Present
                            Options     Option   Price Per Expiration   Value
          Name            Granted(/1/)  Grants   Share ($)    Date     ($)(/2/)
          ----            ------------ --------- --------- ---------- ----------
R. Steve Letbetter.......   850,000      9.58%     30.00   03/05/2011 11,347,500
Robert W. Harvey.........   420,000      4.73%     30.00   03/05/2011  5,607,000
Stephen W. Naeve.........   420,000      4.73%     30.00   03/05/2011  5,607,000
Joe Bob Perkins..........   420,000      4.73%     30.00   03/05/2011  5,607,000
Hugh Rice Kelly..........   160,000      1.80%     30.00   03/05/2011  2,136,000

--------
(1) Option grants vest in one-third increments per year generally from the date of grant (so long as the officer remains an employee of Reliant Resources). All options would immediately vest upon a change in control as defined in Reliant Resources' long-term incentive plan. A "change in control" generally is deemed to have occurred if (a) any person or group becomes the direct or indirect beneficial owner of 30% or more of Reliant Resources' outstanding voting securities, unless the acquisition is directly from Reliant Resources and approved by the Board; (b) the initial directors of Reliant Resources and individuals approved by a majority of the initial directors (or their approved successors) cease to constitute a majority of the Board; (c) a merger, consolidation or acquisition involving Reliant Resources is carried out, unless more than 70% of the surviving company's outstanding voting securities is owned by former stockholders of Reliant Resources in substantially the same proportion as before the transaction, any consideration paid by Reliant Resources (including the amount of any long-term debt assumed by the surviving company) does not exceed 50% of the fair market value of Reliant Resources' outstanding voting securities immediately prior to the transaction, no person or group becomes the beneficial owner of 30% of more of the surviving company's voting securities as a result of the transaction, and a majority of the directors of the surviving company were directors of Reliant Resources immediately prior to the transaction; or
    (d) Reliant Resources transfers 70% or more of its assets to another corporation that is not wholly owned by Reliant Resources, unless after the transfer more than 70% of the largest acquiring company's outstanding voting securities is owned by former stockholders of Reliant Resources and a majority of the directors of the largest acquiring company were directors of Reliant Resources immediately prior to the transaction. The proposed restructuring of Reliant Energy and the ensuing spin-off of Reliant Resources will not be a "change in control" under Reliant Resources' long-term incentive plan and will have no effect on the outstanding options of Reliant Resources.
(2) Grant date value is based on the Black-Scholes option pricing model assuming a five-year term, volatility of 42.65%, no annual dividend and a risk-free interest rate of 4.94%. Actual gains, if any, will be dependent on future performance of the common stock.

        2001 RELIANT ENERGY OPTION EXERCISES AND YEAR-END OPTION VALUES

                           Shares                                             Value of Unexercised
                         Acquired on                Number of Unexercised    In-the-Money Options at
                          Exercise      Value      Options at December 31,      December 31, 2001
          Name               (#)     Realized ($)           2001                    ($)(/1/)
          ----           ----------- ------------ ------------------------- -------------------------
                                                  Exercisable/Unexercisable Exercisable/Unexercisable
                                                  ------------------------- -------------------------
R. Steve
 Letbetter(/2/).........    4,322       25,981         458,120      360,001    1,175,964    1,713,468
Robert W. Harvey........       --           --         138,333      156,667      372,165      744,335
Stephen W. Naeve(/2/)...    1,794       11,230         202,813      156,668      507,162      748,668
Joe Bob Perkins.........    3,042       70,917         159,999      120,001      322,495      557,268
Hugh Rice Kelly.........       --           --         155,314       75,001      407,190      343,088

--------
(1) Based on the average of the high and low sales prices of the Common Stock on the New York Stock Exchange Composite Tape for December 31, 2001.
(2) Options exercised were scheduled to expire if unexercised on January 6, 2002.

                 2001 RELIANT RESOURCES YEAR-END OPTION VALUES

                                 Number of            Value of Unexercised
                          Unexercised Options at     In-the-Money Options at
          Name               December 31, 2001     December 31, 2001 ($)(/1/)
          ----           ------------------------- --------------------------------
                         Exercisable Unexercisable Exercisable       Unexercisable
                         ----------- ------------- -------------     --------------
R. Steve Letbetter......      --        850,000        --                  --
Robert W. Harvey........      --        420,000        --                  --
Stephen W. Naeve........      --        420,000        --                  --
Joe Bob Perkins.........      --        420,000        --                  --
Hugh Rice Kelly.........      --        160,000        --                  --

--------
(1) Based on the average of the high and low sales prices of the Common Stock on the New York Stock Exchange Composite Tape for December 31, 2001.

        RELIANT RESOURCES LONG-TERM INCENTIVE PLAN--AWARDS IN 2001(/1/)

                                                       Estimated Future Payouts
                                                        Under Non-Stock Price-
                                                           Based Plans(/2/)
                                                       -------------------------
                                           Performance           Target  Maximum
                                   Number    Period    Threshold Number  Number
                                     of       Until    Number of   of      of
               Name                Shares    Payout     Shares   Shares  Shares
               ----                ------- ----------- --------- ------- -------
R. Steve Letbetter................ 120,000 12/31/2003   60,000   120,000 180,000
Robert W. Harvey..................  60,000 12/31/2003   30,000    60,000  90,000
Stephen W. Naeve..................  60,000 12/31/2003   30,000    60,000  90,000
Joe Bob Perkins...................  60,000 12/31/2003   30,000    60,000  90,000
Hugh Rice Kelly...................  25,000 12/31/2003   12,500    25,000  37,500

--------
(1) Amounts shown are potential payouts of awards in cash, common stock, or a combination thereof under Reliant Resources' long-term incentive plan. These awards have a three-year performance cycle. Payouts will be based entirely on total stockholder return measures. If a change in control occurs, such amounts will be paid in cash at the maximum level, without regard to the achievement of performance goals. The proposed restructuring of Reliant Energy and the ensuing spin-off of Reliant Resources will not constitute a change in control for these purposes or result in any adjustment of these awards.
(2) The table does not reflect dividend equivalent accruals, if any, during the performance period.

           Retirement Plans, Related Benefits and Other Arrangements

   The executive officers of Reliant Resources participated in the Reliant Energy retirement plan prior to March 1, 2001. Effective March 1, 2001, Reliant Energy amended its retirement plan to provide that non-union employees of Reliant Resources and another subsidiary may no longer participate in the plan and that those employees would be fully vested in their cash balance accounts as of that date. The named executive officers whose participation in the plan was terminated by this amendment and their accrued benefits as of December 31, 2001 are as follows:

  .  Mr. Letbetter, $5,751,118,

  .  Mr. Harvey, $51,039,

  .  Mr. Naeve, $2,977,462,

  .  Mr. Perkins, $270,231, and

  .  Mr. Kelly, $2,737,435.

   The amount for Mr. Kelly includes an additional ten years of service credit under a supplemental pension arrangement. In addition, under the terms of his employment, Reliant Energy is obligated to provide Mr. Harvey an additional $481,000 (equivalent to ten years of service credit) if he remains employed until May 31, 2003.

   Furthermore, as of March 1, 2001, an enhanced benefit was provided to some employees who transferred to Reliant Resources and had attained age 42 with five years of vesting service as of December 31, 2000. The enhanced benefit will increase the cash balance accounts of eligible employees but will not be available until the stock of Reliant Resources is distributed to shareholders. The named executive officers eligible for the enhanced benefit and the additional cash balance account amounts resulting from that benefit as of December 31, 2001 are:

  .  Mr. Letbetter, $8,210,817,

  .  Mr. Naeve, $3,535,224, and

  .  Mr. Kelly, $1,966,654.

   These pension enhancements were provided primarily under Reliant Energy's nonqualified benefit restoration plan.

   Reliant Resources maintains an executive benefits plan that provides certain salary continuation, disability and death benefits to certain key officers of Reliant Resources and certain of its subsidiaries. Mr. Letbetter, Mr. Naeve, Mr. Perkins and Mr. Kelly participate in this plan pursuant to individual agreements that generally provide for (a) a salary continuation benefit of 100% of the officer's current salary for 12 months after death during active employment and then 50% of salary for nine years or until the deceased officer would have attained age 65, if later, and (b) if the officer retires after attainment of age 65, an annual postretirement death benefit of 50% of the officer's preretirement annual salary payable for six years. Coverage under this plan has not been provided to persons attaining executive officer status after July 1, 1996.

   Reliant Resources has an executive life insurance plan providing split-dollar life insurance in the form of a death benefit for officers. The death benefit coverage for each officer varies. Mr. Letbetter, Mr. Naeve and Mr. Perkins have second-to-die coverage that is based on the amount of premium that could have provided single-life coverage equal to four times salary at the time of purchase for Mr. Letbetter and two times salary at the time of purchase for Mr. Naeve and Mr. Perkins. Mr. Harvey and Mr. Kelly have single-life coverage equal to two times current salary. The plan also provides that Reliant Resources may make payments to the covered individuals to compensate for tax consequences of imputed income that they must recognize for federal income tax purposes based on the term portion of the annual premiums. If a covered executive retires at age 65 or at an earlier age under circumstances approved by the Board of Directors, rights under the plan vest so that coverage is continued based on the same death benefit in effect at the time of retirement. Upon death, Reliant Resources will receive the balance of the insurance proceeds payable in excess of the specified death benefit, which is expected to be at least sufficient to cover Reliant Resources' cumulative outlays to pay premiums and the after-tax cost to Reliant Resources of the tax reimbursement payments. There is no arrangement or understanding under which any covered individual will receive or be allocated any interest in any cash surrender value under the policy.

   Since 1985, Reliant Energy has had in effect deferred compensation plans that permit eligible participants to elect each year to defer a percentage of that year's salary (prior to December 1993, up to 25% or 40%, depending on age, and beginning in December 1993, up to 100%) and up to 100% of that year's annual bonus. In general, employees who attain the age of 60 during employment and participate in Reliant Energy's deferred compensation plans may elect to have their deferred compensation amounts repaid in (a) fifteen equal annual installments commencing at the later of age 65 or termination of employment or
(b) a lump-sum distribution following termination of employment. Interest generally accrues on deferrals made in 1989 and subsequent years at a rate equal to the average Moody's Long-Term Corporate Bond Index plus 2%, determined annually until termination when the rate is fixed at the greater of the rate in effect at age 64 or at age 65. Fixed rates of 19% to 24% were established for deferrals made in 1985 through 1988, as a result of higher prevailing rates and other factors. Current accruals of the above-market portion of the interest on deferred compensation amounts are included in the "All Other Compensation" column of the Summary Compensation Table. Effective in 2001, Reliant Resources has assumed the liabilities relating to Reliant Resources employees (including the named executive officers) under the Reliant Energy deferred compensation plans, as well as Reliant Energy's nonqualified savings and benefit restoration plans. Reliant Resources will provide these benefits under mirror plans or the new deferral plan described below.

   Since January 1, 2002, Reliant Resources has had a deferral plan under which directors and eligible non-union employees (including the named executive officers) may defer up to 80% of salary and 100% of bonus compensation. Deferred amounts are deemed invested in the plan's investment alternatives in accordance with the participants' elections. Reliant Resources' obligations to pay benefits under the deferral plan are general unsecured obligations and are generally funded by Reliant Resources through a "rabbi trust." Employees of Reliant Resources who are former employees of Reliant Energy (including the named executive officers) may also transfer to the deferral plan accrued benefits under some nonqualified benefit plans. In addition, savings restoration plan benefits for all Reliant Resources participants are expected to be transferred to the new Reliant Resources deferral plan.

   Reliant Energy maintains a trust agreement with an independent trustee establishing a "rabbi trust" for the purpose of funding benefits payable to participants under Reliant Energy's deferred compensation plans, executive incentive compensation plans, benefit restoration plan and savings restoration plan, also referred to as the "Designated Plans." The trust is a grantor trust, irrevocable except in the event of an unfavorable ruling by the Internal Revenue Service as to the tax status of the trust or certain changes in tax law. It is currently funded with a nominal amount of cash. Future contributions will be made to the grantor trust if and when required by the provisions of the Designated Plans or when required by Reliant Energy's Benefits Committee. The Benefits Committee consists of officers of Reliant Energy designated by the Board of Directors and has general responsibility for funding decisions, selection of investment managers for Reliant Energy's retirement plan and other administrative matters in connection with other employee benefit plans of Reliant Energy. If there is a change in control (defined in a manner generally the same as the comparable definition in Reliant Energy's long-term incentive compensation plan), the grantor trust must be fully funded, within 15 days following the change in control, with an amount equal to the entire benefit to which each participant would be entitled under the Designated Plans as of the date of the change in control (calculated on the basis of the present value of the projected future benefits payable under the Designated Plans). The assets of the grantor trust are required to be held separate and apart from the other funds of Reliant Energy and its subsidiaries, but remain subject to claims of general creditors under applicable state and federal law. Reliant Resources intends to establish a similar trust which will cover participants (including the named executive officers) in its plans which mirror the Designated Plans.

                     Report of the Compensation Committee

Compensation Policy

   Reliant Resources' executive compensation policy is to have compensation programs that:

  .  strengthen the relationship between pay and performance;

  . attract, retain and encourage the development of highly qualified and experienced executives;

  . strengthen the relationship between executives and stockholder interests by emphasizing equity compensation;

  .  promote overall corporate performance; and

  .  provide compensation that is both externally and internally equitable.

   The Compensation Committee was established by the Board of Directors in June 2001 following Reliant Resources' initial public offering. Executive compensation determinations for 2001 compensation reported in this proxy statement were made by the Compensation Committee and Board of Directors of Reliant Energy, except that bonus amounts under the annual incentive program were determined by Reliant Resources. Reported compensation for 2001 was paid under a compensation program established for Reliant Resources, except that long-term incentive payouts were made under Reliant Energy's long-term incentive compensation plan.

   Executive compensation determinations, or recommendations to the Board of Directors, for Reliant Resources in 2002 and going forward are being and will continue to be made by the Compensation Committee or the Reliant Resources Board of Directors.

   Reliant Resources retains an independent consulting firm to review the executive compensation practices of integrated energy and other industrial companies considered comparable to Reliant Resources in terms of size, type of business, performance and compensation philosophy. The companies included in the compensation review are not identical to the companies referred to in the Stock Performance Graph on page 13 because the Compensation Committee believes that Reliant Resources' most direct competitors for executive talent are not limited to the companies included in the Stock Performance Graph. The Compensation Committee considers the compensation data obtained from the comparable companies in establishing ranges for total compensation for Reliant Resources' executive officers, as well as the mix of base salary and annual and long-term incentives. In establishing individual compensation targets, the Compensation Committee considers level and nature of responsibility, experience and its own subjective assessment of performance. In making these determinations, the Compensation Committee also takes into account the Chief Executive Officer's evaluations of performance of other executive officers. The Compensation Committee generally considers that the objectives of Reliant Resources' compensation policy are best served when total compensation for its executives is targeted nearer to the 75th percentile of the market, represented by the companies included in the compensation review, in a year of superior performance by the company. Stock ownership guidelines set goals for ownership of Reliant Resources common stock with a value of five times base salary for the Chief Executive Officer, three times base salary for the Executive Vice Presidents and two times salary for all other officers.

   The Compensation Committee periodically evaluates Reliant Resources' executive compensation programs in light of Section 162(m) of the Internal Revenue Code (the "Code"). This Code Section generally disallows the deductibility of compensation in excess of $1 million for certain executive officers, but excludes from the limitation certain qualifying performance-based compensation. While the Compensation Committee intends to structure its compensation programs in a manner that maximizes tax deductibility, it recognizes that there may be situations in which the best interests of Reliant Resources and its stockholders are served by administering some elements of compensation such that they occasionally may not meet the requirements for exclusion under Code Section 162(m). Reliant Resources is submitting its 2002 Long-Term Incentive Plan and 2002 Annual Incentive Compensation Plan for Executive Officers to stockholders for approval so as to maintain deductibility of payments under those plans.

Components of Compensation

   The key elements of Reliant Resources' executive compensation program are base salary, annual incentive awards and long-term incentive awards. The Compensation Committee considers each element of compensation separately and in relation to the other elements of an executive's total compensation package. The percentage of an executive's compensation that is variable or performance-based generally increases with higher levels of total compensation. The result is that the majority of the executive officer's compensation is considered at risk. The ultimate value of this at risk compensation is dependent on achievement of stock price performance and other performance measures.

   Base Salaries. Beginning in 2002, the Compensation Committee's annual recommendations to the Board concerning each executive officer's base salary are expected to be based on each Compensation Committee's analysis of salary levels for executive officer positions among comparable companies, and its subjective evaluation of and management's evaluation of each executive officer's individual performance and level of responsibility. Mr. Letbetter's performance is evaluated solely by the Compensation Committee. Reliant Resources generally targets base salaries to the median of the competitive market.

   Annual Incentive Compensation. Annual bonuses are paid pursuant to Reliant Resources' annual incentive compensation plan, which provides for cash bonuses based on achievement over the course of the year of performance objectives established at the commencement of the year. Target annual incentives established at the beginning of the year 2001 for Reliant Resources' executive officers ranged from 50% to 130% of base salary. Depending on the performance objectives achieved each year, performance-based payouts can vary from 0% to 200% of the targeted amount. The performance goals for 2001 were based entirely on Reliant Energy's earnings per share for the executive officers, including Mr. Letbetter. Taking into account 2001 results, bonus payments for 2001 ranged from 100% to 136% of targeted annual bonuses for these officers. Mr. Letbetter's achievement was 136% of target.

   Long-term Incentive Compensation. The current approach to long-term incentives consists of grants of stock options and performance shares. Under the plan, officers receive awards of performance shares which result in payouts based on achievement of financial objectives measurable over a three-year performance cycle. Payout levels for the performance shares are calculated by determining the percentage of achievement and can range from 0% to 150% of target. For the performance cycle that began in 2001, performance goals consisted of total stockholder return in relation to a select group of peer companies and the S&P 500 Index. For the performance period beginning in 2002, performance goals will be based solely on Reliant Resources' total stockholder return compared to companies included in the Stock Performance Graph.

   During 2001, Reliant Resources executives who participated in the Reliant Energy performance share plan for the performance period ending on December 31, 2000 received shares of Reliant Energy common stock based on performance objectives set at the time of the award. Based on performance, Reliant Energy achieved 150% of its targeted goal.

   If the anticipated spin-off of Reliant Resources from Reliant Energy is completed in 2002, all outstanding performance shares for the performance cycle ending in 2002 will be converted to time-based restricted shares of Reliant Energy based on an assumed maximum level of performance. All such shares will vest if the officer holding such restricted shares remains employed with Reliant Resources or Reliant Energy through December 31, 2002.

   In addition to the performance shares, annual grants of stock options under Reliant Resources' long-term incentive plan are made at an option price not less than the fair market value of the common stock on the date of grant. This design is intended to focus executive officers on the creation of stockholder value over the long term and encourage equity ownership in Reliant Resources. Information concerning option grants in the year 2001, including grant date present values, is shown in the 2001 option grant table on page 6.

   In 2001, the long-term incentive grants under the program described above were made at levels of approximately 150% of the level at which awards otherwise would have been made in 2001 to the executives under the customary granting methodology. These enhanced long-term incentive awards were intended to provide increased stockholder alignment of the executives with the newly public company, and recognize the extraordinary effort in structuring and carrying out Reliant Resources' initial public offering. Normal target grants for the executive group range from 200% to 650% of base pay. Mr. Letbetter's normal target is 650% of his base pay.

   In 2001, Reliant Resources entered into retention agreements with some executive officers under which restricted shares of Reliant Resources common stock were granted. The restrictions lapse five years from the date of the award, subject to earlier vesting in some circumstances, and the shares are distributed following retirement. The shares are forfeited if the officer leaves Reliant Resources prior to vesting. Information regarding these restricted share grants is shown in the Restricted Stock Award column of the Summary Compensation Table on page 5.

Chief Executive Officer Compensation

   In March 2001, Reliant Resources' outside compensation consultants prepared an independent report on the Chief Executive Officer's and other officers' compensation, which took into consideration Reliant Resources' size and complexity, and the markets in which it competes for talent. In evaluating Mr. Letbetter's total compensation, the Reliant Energy compensation committee considered his contributions to the overall success of Reliant Resources through his leadership and individual performance and expressed the belief that Mr. Letbetter's compensation package will ensure his continuing focus on creating substantial improvements in stockholder value. During 2001, the Reliant Energy compensation committee set Mr. Letbetter's base salary at $1 million. His annual incentive target was set at 130% of base salary. His long-term incentive targets, when combined with his annual cash compensation, are intended to position Mr. Letbetter's total direct compensation around the 50th percentile of the competitive market, when targeted incentive plan performance expectations are met. Reliant Resources also entered into a retention agreement with Mr. Letbetter under which he was awarded 50,000 restricted shares of Reliant Resources common stock under the arrangements described above.

                                          L. Lowry Mays, Chairman
                                          Philip B. Miller

                            Stock Performance Graph

   The following graph shows the quarterly change in the cumulative total stockholder return on our common stock since our initial public offering in May 2001, as well as the S&P 500 Index, and a group of our peer companies comprised of Calpine Corp., Dominion Resources, Inc., Duke Energy Corp., Dynegy, Inc., El Paso Corp., Exelon Corp., Mirant Corp., TXU Corp., The Williams Companies, Inc. and us for the same period. Reliant Resources common stock trades on the New York Stock Exchange under the symbol "RRI."

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                   RELIANT RESOURCES, INC., S&P 500 INDEX AND
   PEER GROUP OF COMPANIES FOR EIGHT MONTHS ENDED DECEMBER 31, 2001(/1/)(/2/)


                       [PERFORMANCE GRAPH APPEARS HERE]

                                      May 1, June 30, September 30, December 31,
                                       2001    2001       2001          2001
                                      ------ -------- ------------- ------------
Reliant Resources, Inc...............  $100   $82.33     $54.00        $55.03
S&P 500 Index........................  $100   $96.90     $82.68        $91.52
Peer Group...........................  $100   $85.38     $67.81        $66.86

--------
(1) Assumes that the value of the investment in the Reliant Resources common stock and each index was $100 on May 1, 2001.
(2) Historical stock price performance is not necessarily indicative of future price performance.

    Proposal to Adopt 2002 Annual Incentive Compensation Plan for Executive
                                    Officers

   The Board of Directors has adopted the Reliant Resources Inc. 2002 Annual Incentive Compensation Plan for Executive Officers (the "Annual Incentive Plan"). The Annual Incentive Plan is intended to encourage a high level of corporate performance through the establishment of predetermined corporate and individual goals. The achievement of these goals will require a high degree of competence and diligence on the part of those employees of Reliant Resources selected to participate in the Annual Incentive Plan. Only executive officers of Reliant Resources and others designated by the Compensation Committee will be eligible to participate in the Annual Incentive Plan; a separate annual incentive compensation plan covers all other employees.

   Section 162(m) of the Code does not permit deductions for compensation in excess of $1 million for some executive officers unless specified requirements are met. There is an exception to this limit for performance-based compensation where the material terms of the performance goals have been approved by stockholders and certain other requirements are satisfied. Stockholders must approve the class of employees eligible to participate, general performance criteria on which performance goals are based, and the formula used to calculate the maximum amount of compensation that a participant may receive if the goals are met. The performance goals for the 2002 plan year are subject to approval of the Annual Incentive Plan by stockholders at the annual meeting. If the stockholders approve the Annual Incentive Plan, Reliant Resources expects that all awards under the Annual Incentive Plan will qualify as performance-based compensation under Code
Section 162(m).

   A summary of the Annual Incentive Plan follows. A complete copy of the Annual Incentive Plan is attached as Appendix I. This summary is qualified in its entirety by express reference to the complete text of the Annual Incentive Plan. The Compensation Committee administers the Annual Incentive Plan. Generally, executive officers of Reliant Resources are eligible to participate in the Annual Incentive Plan.

   The Compensation Committee determines the terms and conditions of awards and designates the recipients. Generally, awards are based on a percentage of actual base salary paid to the participant during the plan year, including vacation, holiday and sick time.

   For performance awards, the Compensation Committee must establish objective goals within the first 90 days of the performance period or within the first 25% of the performance period, whichever is earlier, and in any event, while the outcome is substantially uncertain. A performance goal is objective if a third party having knowledge of the relevant facts could determine whether the goal has been met. A performance goal may be based on one or more business criteria that apply to the individual, one or more business units of Reliant Resources, or Reliant Resources as a whole and may include one or more of the following: earnings per share, adjusted earnings per share, total stockholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, stockholder value, net cash flow, operating income, earnings before taxes, earnings before interest and taxes, cash flow, cash from operations, cost reductions, cost ratios (per employee or per customer), proceeds from dispositions, project completion time and budget goals, net cash flow before financing activities, customer growth and total market value.

   Performance goals need not be based on a positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses. Goals may also be based on performance relative to a peer group of companies or a published index. The Compensation Committee may decrease the amount payable pursuant to a performance award, but in no event may the Compensation Committee increase such amount other than as provided in Code Section 162(m). No participant may be granted performance awards that would result in the payment of more than $4 million per plan year.

   Before paying any performance award, the Compensation Committee must certify in writing that the applicable performance goals were satisfied. Awards will be paid in cash as soon as practicable after the close of the plan year. Participants must generally be employees on the payment date in order to receive payment of an award. However, if prior to the payment date, a participant retires, dies or terminates employment due to a disability as defined in Reliant Resources' long-term disability plan, as soon as practicable following such termination, the participant will receive a prorated award payment based on the participant's target award.

   The Annual Incentive Plan may be amended, modified, suspended or terminated by the Board of Directors in order to address any changes in legal requirements or for any other purpose permitted by law, except that no amendment that would adversely affect the rights of any participant under any award previously granted may be made without the consent of the participant, and no amendment may be effective prior to its approval by the stockholders of Reliant Resources, if such approval is required by law.

   The vote required for approval of the proposed Annual Incentive Plan is the affirmative vote of a majority of the shares of common stock voted for or against the matter.

 The Board of Directors recommends a vote FOR adoption of the Annual Incentive
                                     Plan.

                Proposal to Adopt 2002 Long-Term Incentive Plan

   The Board of Directors has adopted the 2002 Reliant Resources, Inc. Long-Term Incentive Plan (the "Long-Term Incentive Plan"). The Long-Term Incentive Plan is subject to approval by the affirmative vote of the holders of a majority of the shares of the common stock voted for or against adoption of the Long-Term Incentive Plan. Approval also requires that the total votes cast on the matter exceed 50% of the shares of common stock entitled to vote. If the Long-Term Incentive Plan is not approved by the stockholders, it will not become effective. The Long-Term Incentive Plan will provide for the continued availability of stock incentives of the nature provided by the existing long-term incentive compensation plan described in the "Report of the Compensation Committee," as well as other types of awards.

   The Board of Directors believes that this Long-Term Incentive Plan, like the current long-term incentive plan, is important in securing for Reliant Resources and its stockholders the benefits arising from ownership of common stock by its employees and non-employee directors. The objectives of the Long-Term Incentive Plan are to attract and retain these individuals, to award the outstanding performance of such persons, to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of Reliant Resources and its subsidiaries. These objectives are to be accomplished by making awards under the Long-Term Incentive Plan and thereby providing participants with a proprietary interest in the growth and performance of Reliant Resources and its subsidiaries.

   The following is a summary of the principal features of the Long-Term Incentive Plan, a copy of which is attached to this Proxy Statement as Appendix II. This summary is qualified in its entirety by express reference to the complete text of the Long-Term Incentive Plan. See the subheading "Federal Income Tax Consequences" below for a general discussion of the federal income tax consequences of the Long-Term Incentive Plan to participants and to Reliant Resources.

Description of the Long-Term Incentive Plan

   Administration. Except in the case of non-employee director awards, which will be granted and administered by the Board of Directors, the Long-Term Incentive Plan will be administered by the Compensation Committee. The Compensation Committee selects the participants and determines the type or types of awards and the number of shares to be optioned or granted to each participant under the Long-Term Incentive Plan. All or part of an award may be subject to conditions established by the Compensation Committee, which may include continuous service with Reliant Resources and its subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. The Compensation Committee will have full and final authority to interpret the Long-Term Incentive Plan and may, from time to time, adopt rules and regulations in order to carry out the terms of the Long-Term Incentive Plan.

   The Compensation Committee may delegate to the chief executive officer and other senior officers its duties under the Long-Term Incentive Plan, and it may also engage or authorize the engagement of third-party administrators to carry out administrative functions under the Long-Term Incentive Plan.

   Shares Subject to the Long-Term Incentive Plan. No more than 17.5 million shares of common stock (which includes 3.5 million shares of common stock from the current long-term incentive plan) may be issued under the Long-Term Incentive Plan, and no more than 2 million of those shares may be used for incentive stock options and no more than 25% of such shares can be used for awards other than options. The shares to be issued will consist of authorized but unissued shares or shares which have been issued and reacquired as treasury shares. Shares subject to awards that are forfeited, terminated, exchanged for awards that do not involve common stock, expire unexercised, settled in cash in lieu of common stock, withheld to satisfy tax obligations or otherwise lapse, again become available for awards. The Compensation Committee may make appropriate adjustments in the number of shares under the Long-Term Incentive Plan to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event. As of April 24, 2002, the closing price of a share of Reliant Resources common stock on the New York Stock Exchange was $16.07.

   During 2002 Reliant Resources adopted a 2002 Stock Plan under which awards may be made to persons other than executive officers that are similar to those that may be made under the Long-Term Incentive Plan (except that no incentive stock options may be granted under the 2002 Stock Plan). The 2002 Stock Plan covers 6 million shares of Common Stock, of which awards covering 4,127,000 shares have been made and awards covering 1,873,000 shares remain available for grant.

   Eligibility. Key employees and non-employee directors are eligible to be considered for awards under the Long-Term Incentive Plan. The Compensation Committee will select the employee participants for the Long-Term Incentive Plan. Any participant may receive more than one award under the Long-Term Incentive Plan. Regular non-employee director grants for 2002 are expected to be made under the Long-Term Incentive Plan. No employee grants under the Long-Term Incentive Plan are currently scheduled for 2002 but grants during that year may be made as circumstances warrant. Beginning in 2003, employee awards are expected to be made to executive officers and other participants as may be selected by the Compensation Committee.

   Types of Awards. Awards under the Long-Term Incentive Plan may be granted to employees at the discretion of the Compensation Committee. Such awards may be in the form of stock awards, cash awards, incentive stock options, nonqualified stock options or stock appreciation rights, as described below. At the discretion of the Compensation Committee, any such award may be granted subject to the attainment of specified performance goals. Non-employee director awards will be granted at such times and on such terms and conditions as the Board of Directors shall determine, and may be in the form of stock awards or nonqualified stock options, as described below.

   The award limitations described below are applicable only to employee awards.

   Stock Awards. The Compensation Committee may provide for awards in the form of stock awards that consist of restricted or unrestricted grants of common stock or units denominated in common stock. The terms, conditions and limitations applicable to any stock award will be decided by the Compensation Committee and embodied in an award agreement. At the discretion of the Compensation Committee, any such award agreement may contain provisions providing for special treatment favorable to the award recipient upon a change in control. Rights to dividends, dividend equivalents or interest credits may be extended to and made part of any stock award at the discretion of the Compensation Committee. No employee may be granted stock awards covering or relating to more than 500,000 shares of common stock during any calendar year.

   Cash Awards. The Long-Term Incentive Plan also provides for the granting of cash awards. The terms, conditions and limitations applicable to any cash award will be decided by the Compensation Committee and embodied in an award agreement. At the discretion of the Compensation Committee, any such award agreement may contain provisions providing for special treatment favorable to the award recipient upon a change in control. Furthermore, the Compensation Committee may establish rules and procedures for the crediting of interest or other earnings on cash awards. No employee may be granted cash awards under the Long-Term Incentive Plan in any calendar year having a value, as determined on the date of grant, in excess of $4 million.

   Stock Options and Stock Appreciation Rights. In addition to stock and cash awards, the Long-Term Incentive Plan provides for the granting of (1) incentive stock options (to employees only), (2) nonqualified stock options and (3) stock appreciation rights.

   A stock option is a right to purchase a specified number of shares of common stock at a specified grant price. A stock appreciation right is a right to receive a payment, in cash or common stock, equal to the excess of the "Fair Market Value" (as defined in the Long-Term Incentive Plan) of a specified number of shares of common stock over a specified grant price. A stock appreciation right may be granted to the holder of a stock option with respect to all or a portion of the shares of common stock subject to such option or may be granted separately.

   An option granted to an employee as an incentive stock option is intended to qualify as such under Section 422 of the Code. Thus, the aggregate Fair Market Value, determined at the time of the grant, of the shares with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year may not exceed $100,000. Nonqualified stock options are not subject to this limitation. However, under the Long-Term Incentive Plan, no employee may be granted stock options or stock appreciation rights during any calendar year that are exercisable for more than 1.5 million shares of common stock.

   The number of shares, the exercise price, the terms and conditions of exercise, whether an option will qualify as an incentive stock option under the Code or a nonqualified stock option, and other terms of grant will be fixed by the Compensation Committee as of the grant date and set forth in an award agreement. At the discretion of the Compensation Committee, any such award agreement may contain provisions providing for special treatment favorable to the award recipient upon a change in control. Generally, stock options must have an exercise price per share that is not less than the Fair Market Value of the common stock on the date of grant. However, the Compensation Committee may, in its discretion, make grants of nonqualified stock options to employees with an exercise price per share that is less than the Fair Market Value of the common stock on the date of grant with respect to no more than 1 million shares of common stock.

   The exercise price of any stock option must be paid in full at the time the stock option is exercised in cash or, if permitted by the Compensation Committee and elected by the participant, by means of tendering common stock or surrendering another award. At the discretion of the Compensation Committee, an award that is a stock option or stock appreciation right may be settled by a cash payment to the participant equal to the difference between the Fair Market Value per share of common stock on the date of exercise and the exercise price of the award, multiplied by the number of shares with respect to which the award is exercised.

   Generally applicable terms. As described above, the terms, conditions and limitations applicable to an award will be decided by the Compensation Committee and embodied in an award agreement. Any such agreement will specify the intended treatment of the award upon the death, disability or termination of the participant. An award agreement may also allow for deferral of amounts payable in respect of awards under the Long-Term Incentive Plan. Any deferred payment may be forfeited if and to the extent the applicable award agreement so provides.

   Except to the extent such discretion would cause a performance award that is intended under Section 162(m) of the Code to cease to qualify as performance-based compensation thereunder, the Compensation Committee may, in its discretion, extend or accelerate the exercisability of, accelerate the vesting of or eliminate or make less restrictive any restriction contained in any award granted under the Long-Term Incentive Plan or waive any restriction or other provision of the Long-Term Incentive Plan in any manner that is either:

  .  not adverse to the participant holding such award, or

  .  consented to by such participant.

   Performance Awards. At the discretion of the Compensation Committee, any of the above-described employee awards may be made in the form of a performance award that is subject to the attainment of one or more pre-established, objective performance goals. The Compensation Committee may base a performance goal on one or more business criteria that apply to the key employee, one or more business units of Reliant Resources, or Reliant Resources as a whole, and may include one or more of the following: earnings per share, adjusted earnings per share, total stockholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, stockholder value, net cash flow, operating income, earnings before taxes, earnings before interest and taxes, cash flow, cash from operations, cost reductions, cost ratios (per employee or per customer), proceeds from dispositions, project completion time and budget goals, net cash flow before financing activities, customer growth and total market value. Goals may also be based on performance relative to a peer group of companies or a published index.

   Performance awards under the Long-Term Incentive Plan are intended to qualify as performance-based compensation under Section 162(m) of the Code.
Section 162(m) generally disallows deductions for compensation in excess of $1 million for some executive officers unless the compensation qualifies as performance-based compensation. The Long-Term Incentive Plan contains provisions consistent with the Section 162(m) requirements for performance-based compensation.

   Amendment and Termination. The Board of Directors may amend, modify, suspend or terminate the Long-Term Incentive Plan at any time for the purpose of addressing changes in legal requirements or for other purposes permitted by law. However, no amendment shall be effective prior to its approval by the stockholders to the extent such approval is required by applicable legal requirements.

Federal Income Tax Consequences

   Stock Awards. Federal income tax consequences with respect to stock awards depend on the facts and circumstances of each award, and, in particular, the nature of any restrictions imposed with respect to the award. In general, if the stock which is the subject of a restricted stock award is actually issued to a participant but is subject to a "substantial risk of forfeiture" (e.g., if rights to ownership of the stock are conditioned upon the future performance of substantial services by the participant), a taxable event occurs only when the risk of forfeiture ceases. At such time as the substantial risk of forfeiture ceases, the participant will realize ordinary income to the extent of the excess of the fair market value of the stock on the date the risk of forfeiture terminates over the participant's cost for such stock (if any), and the same amount is then deductible by Reliant Resources as compensation. Under certain circumstances, the participant, by making an election under Section 83(b) of the Code, can accelerate the taxable event with respect to the stock, in which event the ordinary income amount and Reliant Resources' deduction will be measured and timed as of the date the stock is deemed, for Section 83(b) purposes, to have been transferred to the participant. If the restrictions with respect to the stock, by their nature, do not subject the participant to a "substantial risk of forfeiture" of the stock, then the participant will realize ordinary income with respect to the stock to the extent of the excess at the time of the grant of the fair market value of the stock over the participant's cost, if any, and the same amount is then deductible by Reliant Resources. If no stock is actually issued to the participant at the time the restriction stock award is granted, the participant will realize ordinary income at the time the participant receives stock free of any substantial risk of forfeiture and the amount of such income will be equal to the fair market value of the stock at such time over the participant's cost, if any; and the same amount is then deductible by Reliant Resources. Reliant Resources' deductions for compensation paid under the Long-Term Incentive Plan are in all cases subject to the requirement of reasonableness.

   Stock Options and Stock Appreciation Rights. Some of the options issuable under the Long-Term Incentive Plan may constitute incentive stock options within the meaning of Section 422 of the Code, while other options granted under the Long-Term Incentive Plan may be nonqualified stock options. The Code provides for tax treatment of stock options qualifying as incentive stock options that may be more favorable to employees than the tax treatment accorded nonqualified stock options. Generally, upon the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes. However, the difference between the exercise price of the incentive stock option and the fair market value of the stock at the time of exercise is an item of tax preference that may require payment of an alternative minimum tax. On the sale of shares acquired by exercise of an incentive stock option (assuming that the sale does not occur within two years of the date of grant of the option or within one year from the date of exercise), any gain will be taxed to the optionee as long-term capital gain. In contrast, upon the exercise of a nonqualified option, the optionee recognizes ordinary taxable income (subject to withholding for employees) in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Upon any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the nonqualified option will be treated generally as capital gain or loss. No deduction is available to Reliant Resources upon the grant or exercise of an incentive stock option (although a deduction may be available if the employee sells the shares so purchased before the applicable holding period expires), whereas upon exercise of a nonqualified stock option, Reliant Resources is entitled to a deduction in an amount equal to the income recognized by the optionee. Except with respect to death or disability of an optionee, an optionee has three months after termination of employment in which to exercise an incentive stock option and retain favorable tax treatment at exercise. An option exercised more than three months after an optionee's termination of employment (other than upon death or disability) cannot qualify for the tax treatment accorded incentive stock options. Such option would be treated as a nonqualified stock option instead. The amount of any cash or the fair market value of any stock received by the holder upon the exercise of stock appreciation rights under the Long-Term Incentive Plan will be subject to ordinary income tax in the year of receipt, and Reliant Resources will be entitled to a deduction for such amount.

   A participant's tax basis in shares purchased under the Long-Term Incentive Plan is equal to the sum of the price paid for the shares, if any, and the amount of ordinary income recognized by the participant on the transfer of the shares. The participant's holding period for the shares begins immediately after the transfer of the shares. If a participant sells shares, any difference between the amount realized in the sale and the participant's tax basis in the shares is taxed as long-term or short-term capital gain or loss (provided the shares are held as a capital asset on the date of sale), depending on the participant's holding period for the shares.

Requisite Vote

   The vote required for approval of the proposed Long-Term Incentive Plan is the affirmative vote of a majority of the shares of common stock voted for or against the matter. In addition, approval requires that the total votes cast on the matter exceed 50% of the shares of common stock entitled to vote. If the requisite vote is not obtained, the Long-Term Incentive Plan will not become effective.

    The Board of Directors recommends a vote FOR adoption of the Long-Term
                                Incentive Plan.

                         Report of the Audit Committee

   In accordance with the written charter of the Audit Committee adopted by the Board of Directors and attached hereto as Appendix III, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Reliant Resources. Following its formation in June 2001, the Audit Committee met two times, and the Audit Committee chair or other representative of the Audit Committee met and discussed the interim financial information contained in each quarterly earnings announcement with the Chief Accounting Officer or Comptroller, and Deloitte & Touche LLP, Reliant Resources' independent auditors, prior to public release.

   In discharging its oversight responsibility as to the audit process, the Audit Committee (a) obtained from the independent auditors a formal written statement describing all relationships between the auditors and Reliant Resources that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and (b) discussed with the auditors any relationships that may impact their objectivity and independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of Reliant Resources' internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope and identification of audit risks.

   The Audit Committee discussed and reviewed with the independent auditors all communications required by auditing standards generally accepted in the United States, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and discussed and reviewed the results of the independent auditors' examination of the financial statements.

   On February 5, 2002, Reliant Resources announced that it was restating its earnings for the second and third quarters of 2001. As more fully described in its March 15, 2002 Current Report on Form 8-K, the restatement related to a correction in accounting treatment for a series of four structured transactions that were inappropriately accounted for as cash flow hedges for the period of May 2001 through September 2001, rather than as derivatives with changes in fair value recognized through the income statement.

   At the time of Reliant Resources' public announcement of its intention to restate its reporting of the structured transactions, the Audit Committee of Reliant Resources instructed Reliant Resources to conduct an internal audit review to determine whether there were any other transactions included in the asset books as cash flow hedges that failed to meet the cash flow hedge requirements under Statement of Financial Accounting Standards No. 133. This targeted internal audit review found no other similar transactions.

   The Audit Committee also directed an internal investigation by outside legal counsel of the facts and circumstances leading to the restatement, which investigation has been completed. In connection with the restatement and related investigations, the Audit Committee has met eight times to hear and assess reports from the investigative counsel regarding its investigation. To address the issues identified in the investigation process, the Audit Committee and management have begun analyzing and implementing remedial actions, including, among other things, changes in organizational structure and enhancement of internal controls and procedures.

   The Audit Committee reviewed and discussed the audited financial statements of Reliant Resources as of and for the fiscal year ended December 31, 2001, with management and the independent auditors. Management has the responsibility for the preparation of Reliant Resources' financial statements and the independent auditors have the responsibility for the examination of those statements.

   Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that Reliant Resources' audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to stockholder approval, of the independent auditors and the Board concurred with such recommendation.

                                          Philip B. Miller, Chairman
                                          L. Lowry Mays

                        Principal Accounting Firm Fees

   Aggregate fees billed to Reliant Resources for the fiscal year ended December 31, 2001 by Reliant Resources' principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, which includes Deloitte Consulting (collectively, "Deloitte & Touche"), are as follows:

   Audit Fees...............................................    $ 2,389,400
   Financial Information Systems Design and Implementation
    Fees....................................................    $ 5,611,155(a)(b)
   All Other Fees
     Audit Related Fees........................ $  2,404,323(c)
     Other Non-Audit Related Fees.............. $ 18,467,971(a)
                                                ------------
     Total All Other Fees...................................    $20,872,294(b)
   Total Fees...............................................    $28,872,849

--------
(a) Financial Information Systems Design and Implementation Fees and Other Non-Audit Related Fees include $5,476,155 and $17,490,832, respectively, of fees for services provided by Deloitte Consulting. Deloitte & Touche has recently announced its intent to separate Deloitte Consulting from Deloitte & Touche LLP.
(b) The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.
(c) Includes fees for consents and comfort letters, audits of Reliant Resources' employee benefit plans, consultation with respect to certain registration statements and consultation with respect to accounting processes.

      Ratification of Appointment of Independent Accountants and Auditors

   The Board of Directors, upon the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP as independent accountants and auditors to conduct the annual audit of Reliant Resources' accounts for the year 2002. Deloitte & Touche LLP (and their predecessors) have served as independent accountants and auditors for Reliant Resources since it was formed in 2000, and for our parent company, Reliant Energy, and its predecessors since 1932. Ratification requires the affirmative vote of a majority of shares of common stock voted for or against the matter. If the appointment is not ratified by the stockholders, the Board will reconsider the appointment.

   Representatives of Deloitte & Touche LLP will be present at the annual meeting and will have an opportunity to make a statement if they wish. They will be available to respond to appropriate questions from stockholders at the meeting.

   The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as independent accountants and auditors.

 Inclusion of Stockholder Proposals in Proxy Materials for 2003 Annual Meeting

   Rule 14a-8 under the Securities Exchange Act of 1934 addresses when a company must include a shareholder's proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of shareholders. In general, under Rule 14a-8 a proposal for a regularly scheduled annual meeting must be received at the company's principal executive offices not less than 120 calendar days before the date of the company's proxy statement released to shareholders in connection with the previous year's annual meeting or, if the company did not hold an annual meeting the previous year, or if the date of the annual meeting has been changed by more than 30 days from the date of the previous year's annual meeting, a reasonable time before the company begins to print and mail its proxy materials. For a special meeting, the deadline is a reasonable time before the company begins to print and mail its proxy materials. In addition to complying with the applicable deadline, shareholder proposals must also be otherwise eligible for inclusion.

   Reliant Resources expects to hold its 2003 annual meeting on or about May 8, 2003, which is a change of not more than 30 days from this year's annual meeting. As a result, any stockholder who intends to present a proposal at the 2003 annual meeting of stockholders and who requests inclusion of the proposal in Reliant Resources' 2003 proxy statement and form of proxy in accordance with applicable SEC rules should file the proposal with us by December 31, 2002.

        Advance Notice Required for Proposals and Director Nominations

   Reliant Resources' bylaws require advance notice of proposals by stockholders to be presented for action at an annual meeting. In the case of the 2003 annual meeting, the required notice must be received by our Corporate Secretary between December 8, 2002 and March 8, 2003. Reliant Resources' bylaws require that the proposal must constitute a proper subject to be brought before the meeting and that the notice must contain prescribed information, including a description of the proposal and the reasons for bringing it before the meeting, proof of the proponent's status as a stockholder and the number of shares held and a description of all arrangements and understandings between the proponent and anyone else in connection with the proposal as well as other procedural requirements. A copy of Reliant Resources' bylaws describing the requirements for notice of stockholder proposals may be obtained by writing Mr. Hugh Rice Kelly, Corporate Secretary, at Reliant Resources' address shown above.

   Reliant Resources' bylaws provide that a stockholder may nominate a director for election if the stockholder sends a notice to our Corporate Secretary identifying any other person making such nomination with the stockholder and providing proof of stockholder status. This notice must be received at our principal executive offices between December 8, 2002 and March 8, 2003. The stockholder must also provide the information about the nominee that would be required to be disclosed in the proxy statement. We are not required to include any stockholder-proposed nominee in the proxy statement. A copy of Reliant Resources' bylaws describing the requirements for nomination of director candidates by stockholders may be obtained by writing Mr. Hugh Rice Kelly, Corporate Secretary, at Reliant Resources' address shown above.

                              General Information

   Reliant Resources began mailing this proxy statement and the accompanying proxy card to stockholders on April 30, 2002. The proxy statement and proxy card are being furnished at the direction of the Board of Directors. Reliant Resources will pay all solicitation costs, including the fee of Morrow & Co., who will help Reliant Resources solicit proxies for $5,000, plus expenses. Reliant Resources will reimburse brokerage firms, nominees, fiduciaries, custodians, and other agents for their expenses in distributing proxy material to the beneficial owners of Reliant Resources' common stock. In addition, certain of Reliant Resources' directors, officers, and employees may solicit proxies by telephone and personal contact.

   The Board of Directors does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be properly presented to the meeting by others. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best, unless authority to do so is withheld by you in the proxy card.

            Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and holders of more than 10% of Reliant Resources' common stock to file with the SEC initial reports of ownership and reports of changes in ownership of Reliant Resources' common stock. We believe that during the fiscal year ended December 31, 2001, our officers and directors complied with these filing requirements.

  Transactions and Arrangements Between Reliant Energy and Reliant Resources

   Shortly before Reliant Resources' initial public offering, Reliant Energy and Reliant Resources entered into a master separation agreement. The master separation agreement provided for the separation of the assets and businesses of Reliant Resources from those of Reliant Energy. It also contains agreements governing the relationship between Reliant Resources and Reliant Energy after the initial public offering and provides for other agreements described below.

   The master separation agreement provides for cross-indemnities intended to place sole financial responsibility on Reliant Resources and its subsidiaries for all liabilities associated with the current and historical businesses and operations Reliant Resources conducts after giving effect to the separation, regardless of the time those liabilities arise, and to place sole financial responsibility with Reliant Energy and its other subsidiaries for liabilities associated with Reliant Energy's other businesses. Each party has also agreed to assume and be responsible for some specified liabilities associated with activities and operations of the other party and its subsidiaries to the extent performed for or on behalf of the other party's current or historical business.

   Reliant Resources has entered into agreements with Reliant Energy under which Reliant Energy provides Reliant Resources, on an interim basis, various corporate support services, information technology services and other previously shared services such as corporate security, facilities management, accounts receivable, accounts payable and payroll, office support services and purchasing and logistics. These arrangements will continue under a transition services agreement providing for their continuation until December 31, 2004, or, in the case of some corporate support services, until the distribution of the stock of Reliant Resources, subject to termination at an earlier date. The charges Reliant Resources pays Reliant Energy for these services are generally intended to allow Reliant Energy to recover its fully allocated costs of providing the services, plus out-of-pocket costs and expenses and are based on methods including negotiated usage rates, dedicated asset assignment, and proportionate corporate formulas based on assets, operating expenses and employees. Amounts charged and allocated to Reliant Resources for these services were $9 million for 2001. In addition, during 2001, Reliant Resources incurred costs primarily related to corporate support services which were billed to Reliant Energy and its affiliates of $27 million. Pursuant to lease agreements, Reliant Energy leases to Reliant Resources office space in its headquarters building and in various other locations in Houston, Texas, for an interim period. During 2001, Reliant Resources incurred $16 million of rent expense to Reliant Energy.

   Under a retail agreement, during 2001 Reliant Resources provided customer service call center operations, credit and collections and revenue accounting services for Reliant Energy's electric utility division. Under that agreement, a Reliant Resources subsidiary received and processed payments for the accounts of Reliant Energy's electric utility division and two of Reliant Energy's natural gas distribution divisions. Reliant Energy provided the office space and certain equipment to perform these services. The charges Reliant Energy paid Reliant Resources for these services, aggregating $53 million in 2001, were generally intended to allow Reliant Resources to recover its fully allocated costs of providing the services, plus out-of-pocket costs and expenses.

   Reliant Energy was indebted to Reliant Resources, other than for purchases subject to usual trade terms and for other transactions in the ordinary course of business, in the amount of approximately $421 million as of December 31, 2001, bearing interest at an average rate of approximately 4.75%. The largest aggregate amount of such indebtedness owed to Reliant Resources by Reliant Energy during 2001 was approximately $1.4 billion. This indebtedness related primarily to advances made by Reliant Resources to a subsidiary of Reliant Energy that provides cash management functions. Reliant Resources was indebted to Reliant Energy, other than for purchases subject to usual trade terms and for other transactions in the ordinary course of business, in the amount of approximately $3 million as of December 31, 2001, bearing interest at an average rate of approximately 4.75%. The largest aggregate amount of such indebtedness owed to Reliant Energy by Reliant Resources during 2001 was approximately $2 billion. This indebtedness related primarily to loans for the financing of the Reliant Energy Mid-Atlantic Power Holdings, LLC and Reliant Energy Power Generation Benelux N.V. acquisitions and general operating expenses.

   In March 2001, Reliant Resources repaid $236 million of debt owed to Reliant Energy. In May 2001, Reliant Energy converted or contributed an aggregate of $1.7 billion of indebtedness owed by Reliant Resources to Reliant Energy and its subsidiaries to equity. In addition, in May 2001 Reliant Resources used $147 million of the net proceeds from its initial public offering to repay certain indebtedness owed to Reliant Energy. During 2001, excess cash resulting from Reliant Resources' initial public offering was advanced to a subsidiary of Reliant Energy on a short-term basis. As of December 31, 2001, the amount of such advances was $390 million. During 2001, Reliant Energy or its subsidiaries made equity contributions to Reliant Resources of $1.8 billion. These contributions primarily related to the conversion into equity of debt owed to Reliant Energy and its subsidiaries and related interest expense totaling $1.7 billion and the contribution of net benefit assets and liabilities, net of deferred income taxes.

   Reliant Resources purchases natural gas and transportation services from, supplies natural gas to, and provides marketing and risk management services to affiliates of Reliant Energy that are not part of Reliant Resources. Purchases of transportation services and natural gas from Reliant Energy and its subsidiaries were $188 million in 2001. During 2001, the sales and services to Reliant Energy and its subsidiaries totaled $701 million.

   Pursuant to the Texas electric restructuring law, Reliant Energy's electric utility generation division ("Texas Genco") is required to sell at auction 15% of the output of its installed generating capacity. This obligation continues until January 1, 2007, unless before that date the Public Utility Commission of Texas ("Texas Utility Commission") determines at least 40% of the quantity of electric power consumed in 2000 by residential and small commercial customers in the utility's service area is being served by retail electric providers other than Reliant Resources. The master separation agreement requires Texas Genco to auction all of its capacity that remains subsequent to capacity auctioned pursuant to Texas Utility Commission rules and after certain other deductions (the "Texas Genco remaining capacity"). Reliant Resources has the right to purchase 50% (but not less than 50%) of the Texas Genco remaining capacity that would otherwise be auctioned at the prices to be established in the auction. Pursuant to these provisions of the master separation agreement, during 2001 Reliant Resources participated in generation capacity auctions by Texas Genco. Reliant Resources also exercised its option included in the master separation agreement to purchase 50% of the capacity, energy and ancillary services of Texas Genco not auctioned in the auctions, at the prices established in the auctions. As of December 31, 2001, Reliant Resources has minimum commitments to purchase capacity of Texas Genco averaging 6,139 megawatts ("MW") per month in 2002 and 775 MW per month in 2003. Reliant Resources' payments related to its minimum obligations are $213 million in 2002 and $58 million in 2003. It is expected that Texas Genco will have a total of six auctions in 2002 and 2003 in which Reliant Resources will have the right to purchase 50% of Texas Genco's remaining capacity.

   In connection with the separation of Reliant Resources' businesses from those of Reliant Energy, Reliant Energy has granted Reliant Resources an option to purchase, subject to the completion of the distribution of Reliant Energy's remaining equity interest in Reliant Resources to Reliant Energy's shareholders, all of the shares of capital stock of Texas Genco that will be owned by Reliant Energy after the initial public offering or distribution noted below. Reliant Energy has agreed to either issue and sell in an initial public offering or distribute to its shareholders no more than 20% of the common stock of Texas Genco by December 31, 2002. The Texas Genco option may be exercised between January 10, 2004 and January 24, 2004. The per share exercise price under the option will be the average daily closing price on the national exchange for publicly held shares of common stock of Texas Genco for the 30 consecutive trading days with the highest average closing price during the 120 trading days immediately ending January 9, 2004, plus a control premium, up to a maximum of 10%, to the extent a control premium is included in the valuation determination made by the Texas Utility Commission relating to the market value of Texas Genco's common stock equity. The exercise price is also subject to adjustment based on the difference between the per share dividends paid during the period there is a public ownership interest in Texas Genco and Texas Genco's per share earnings during that period. If the disposition to the public of common stock of Texas Genco is by means of a primary or secondary public offering, the public offering may be of as little as 17% of Texas Genco's outstanding common stock, in which case Reliant Energy will have the right to subsequently reduce its interest to a level not less than 80%. Reliant Resources has agreed that if it exercises the Texas Genco option and purchases the shares of Texas Genco common stock, Reliant Resources will also purchase all notes and other receivables from Texas Genco then held by Reliant Energy, at their principal amount plus accrued interest. Similarly, if Texas Genco holds notes or receivables from Reliant Energy, Reliant Resources will assume Reliant Energy's obligations in exchange for a payment to Reliant Resources by Reliant Energy of an amount equal to the principal plus accrued interest.

   Reliant Resources has entered into a support agreement with Reliant Energy, pursuant to which Reliant Resources will provide engineering and technical support services and environmental, safety and industrial health services to support operations and maintenance of Texas Genco's facilities. Reliant Resources will also provide systems, technical, programming and consulting support services and hardware maintenance (but excluding plant-specific hardware) necessary to provide dispatch planning, dispatch and settlement and communication with the independent system operator. The fees charged for these services will be designed to allow Reliant Resources to recover its fully allocated direct and indirect costs and reimbursement of out-of-pocket expenses. Expenses associated with capital investment in systems and software that benefit both the operation of Texas Genco's facilities and Reliant Resources' facilities in other regions will be allocated on an installed megawatt basis. The term of this agreement will end on the first to occur of
(a) the closing date of Reliant Resources' exercise of the Texas Genco option,
(b) Reliant Energy's sale of Texas Genco, or all or substantially all of the assets of Texas Genco, if Reliant Resources does not exercise the Texas Genco option, or (c) May 31, 2005, provided the Texas Genco option is not exercised, Texas Genco may extend the term of this agreement until December 31, 2005.

   When Texas Genco is organized, it will become the beneficiary of the decommissioning trust that has been established to provide funding for decontamination and decommissioning of a nuclear electric generation station in which Reliant Energy owns a 30.8% interest. The master separation agreement provides that Reliant Energy will collect through rates or other authorized charges to its electric utility customers amounts designated for funding the decommissioning trust, and will pay the amounts to Texas Genco. Texas Genco will in turn be required to deposit these amounts received from Reliant Energy into the decommissioning trust. Upon decommissioning of the facility, in the event funds from the trust are inadequate, Reliant Energy will be required to collect, through rates or other authorized charges to customers as contemplated by the Texas Utilities Code, all additional amounts required to fund Texas Genco's obligations relating to the decommissioning of the facility. Following the completion of the decommissioning, if surplus funds remain in the decommissioning trust, the excess will be refunded to Reliant Energy's ratepayers.

   In connection with the separation of Reliant Resources' businesses from those of Reliant Energy, Reliant Resources has also entered into other agreements providing for, among other things, mutual indemnities and releases with respect to Reliant Resources' respective businesses and operations, matters relating to corporate governance, matters relating to responsibility for employee compensation and benefits, and the allocation of tax liabilities. In addition, Reliant Resources and Reliant Energy have entered into various agreements relating to ongoing commercial arrangements, including, among other things, the leasing of optical fiber and related maintenance activities, gas purchasing and agency matters and subcontracting energy services under existing contracts.

   Reliant Resources has guaranteed, in the event Reliant Energy becomes insolvent, certain nonqualified benefits of Reliant Energy's and its subsidiaries' existing retirees at the time of the distribution of the Reliant Resources stock, totaling approximately $55 million as of December 31, 2001.

                         Annual Report to Stockholders

   The Annual Report to Stockholders, which contains our consolidated financial statements for the year ended December 31, 2001, accompanies the proxy material being mailed to all stockholders. The Annual Report is not a part of the proxy solicitation material.

                                           By Order of the Board of Directors,

                                               /s/ R. Steve Letbetter
                                                   R. Steve Letbetter
                                              Chairman, President and Chief
                                                    Executive Officer

April 30, 2002

                                  APPENDIX I

                            RELIANT RESOURCES, INC.
                    2002 ANNUAL INCENTIVE COMPENSATION PLAN
                            FOR EXECUTIVE OFFICERS

   1. Plan. This Reliant Resources, Inc., 2002 Annual Incentive Compensation Plan for Executive Officers (the "Plan"), is adopted by Reliant Resources, Inc. (the "Company") to reward Executive Officers for their yearly contributions to the Company.

   2. Objectives. The purpose of the Plan is to encourage a high level of corporate performance through the establishment of predetermined corporate, Subsidiary or business unit and/or individual goals, the attainment of which will require a high degree of competence and diligence on the part of those Executive Officers of the Company or of its participating Subsidiaries selected to participate in the Plan, and which will be beneficial to the owners and customers of the Company.

   3. Definitions. Unless the context otherwise clearly requires, the following definitions are applicable to the Plan:

     "Award" An incentive compensation award payable in cash granted to a Participant with respect to a particular Plan Year pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

     "Board of Directors" or "Board" The Board of Directors of the Company.

     "Code" The Internal Revenue Code of 1986, as amended from time to time.

     "Committee" The Compensation Committee of the Board of Directors.

     "Company" Reliant Resources, Inc., or any successor thereto.

     "Compensation" The base salary paid to the Participant during the Plan
  Year.

     "Employer" The Company and each Subsidiary which is designated by the Committee as an Employer under this Plan.

     "Executive Officer" means a person who is an executive officer of the Company within the meaning of Rule 3b-7 under the Exchange Act, including any executive officer of any Subsidiary of the Company deemed under such Rule to be an executive officer of the Company. For purposes of the Plan, all persons who, at the time of determination, have been designated as executive officers of the Company in the most recent Annual Report on Form 10-K of the Company and all persons thereafter designated by the Board of Directors as executive officers of the Company, in each case who continue to hold office in the designated capacity, shall be conclusively presumed to be Executive Officers. In addition, the Committee may, at the time of making any Award, designate as an Executive Officer for purposes of the Plan any other employee of the Company or any Subsidiary who the Committee determines may become an Executive Officer prior to the end of the Plan Year in which the Award is made.

     "Participant" An Executive Officer who is selected by the Committee to participate in the Plan.

     "Performance Award" An Award made to a Participant pursuant to this Plan that is subject to the attainment of one or more Performance Goals.

     "Performance Goals" The performance objectives of the Company, its Subsidiaries or its business units and/or individual Participants as determined by the Committee from time to time.

     "Plan" This Reliant Resources, Inc. 2002 Annual Incentive Compensation Plan for Executive Officers, as amended from time to time.

     "Plan Year" The calendar year.

     "Savings Plan" The Reliant Resources, Inc. Savings Plan.

     "Subsidiary" A subsidiary corporation with respect to the Company as defined in Section 424(f) of the Code.

   A pronoun or adjective in the masculine gender includes the feminine gender, and the singular includes the plural, unless the context clearly indicates otherwise.

   4. Participation. The Committee shall select the Executive Officers who will be Participants for each Plan Year. No employee shall at any time have the right (a) to be selected as a Participant in the Plan for any Plan Year, (b) if so selected, to be entitled to an Award, or (c) if selected as a Participant in one Plan Year, to be selected as a Participant in any subsequent Plan Year.

   The terms and conditions under which a Participant may participate in the Plan shall be determined by the Committee in its sole discretion.

   5. Plan Administration. The Plan shall be administered by the Committee. All decisions of the Committee shall be binding and conclusive on the Participants. The Committee, on behalf of the Participants, shall enforce this Plan in accordance with its terms and shall have all powers necessary for the accomplishment of that purpose, including, but not by way of limitation, the following powers:

   (a) To select the Participants;

   (b) To interpret, construe, approve and adjust all terms, provisions, conditions and limitations of this Plan;

   (c) To decide any questions arising as to the interpretation or application of any provision of the Plan;

   (d) To prescribe forms and procedures to be followed by employees for participation in the Plan, or for other occurrences in the administration of the Plan;

   (e) To establish the terms and conditions of any Agreement under which an Award may be earned and paid; and

   (f) In addition to all other powers granted herein, the Committee shall make and enforce such rules and regulations for the administration of the Plan as are not inconsistent with the terms set forth herein.

   No member of the Committee shall be liable for anything done or omitted to be done by him, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his own willful misconduct or as expressly provided by statute.

   6. Awards. The Committee shall determine the terms and conditions of Awards to be made under this Plan and shall designate from time to time the Participants who are to be the recipients of Awards. Awards may also be made in combination or in tandem with, in replacement of, or as alternative to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. An Award may provide for the grant or issuance of additional, replacement or alternative Awards upon the occurrence of specified events. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific individual and/or business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Unless specified otherwise by the Committee or provided in Section 7, the amount payable pursuant to an Award shall be based on a percentage of the Participant's Compensation.

   An Award will be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates or (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Executive Officer, one or more business units of the Company, or the Company as a whole, and may include one or more of the following: earnings per share, adjusted earnings per share, total shareholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, shareholder value, net cash flow, operating income, earnings before taxes, earnings before interest and taxes, cash flow, cash from operations, cost reductions, cost ratios (per employee or per customer), proceeds from dispositions, project completion time and budget goals, net cash flow before financing activities, customer growth and total market value. Goals may also be based on performance relative to a peer group of companies or a published index. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation (S) 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. The Committee in its sole discretion may decrease the amount payable pursuant to a Performance Award, but in no event shall the Committee have discretion to increase the amount payable pursuant to a Performance Award in a manner inconsistent with the requirements for qualified performance-based compensation under Code Section 162(m). Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards made pursuant to this Plan shall be determined by the Committee. No
Participant may be granted Performance Awards which will result in the payment of more than $4,000,000 per Plan Year.

   7. Payment of Awards. The Committee has sole and absolute authority and discretion to determine the time and manner in which Awards, if any, shall be paid under this Plan. Generally, however, the following provisions may apply:

   (a) Form of Payment: Payment of Awards shall be made in cash and may be subject to such restrictions as the Committee shall determine.

   (b) Date of Payment: Payment of Awards shall be made as soon as practicable (as determined by the Committee) following the close of the Plan Year and determination of achievement of applicable performance criteria (the "Payment Date"), unless otherwise provided in Section 7(c).

   (c) Employment Required: Except as provided below, Participants must be Employees on the Payment Date in order to receive payment of an Award.

       (1) Retirement, Death or Disability: If, prior to the Payment Date, a Participant retires on or after age 55 with 5 years of service, dies or terminates employment under circumstances establishing eligibility for disability benefits under the Company's long-term disability plan, then the Participant shall nonetheless receive payment of the Award the Participant would have received had the goals with respect to the Participant's Award been met at the target level based on his Compensation earned prior to the Participant's date of retirement, death or disability. Payments under this Section 7(c)(1) shall be made as soon as practicable following the date of the Participant's retirement, death or disability, but no later than 30 days after the date of the Participant's retirement, death or disability. If a Participant who terminates due to retirement or disability resumes employment during the same Plan Year in a position qualifying the Participant to resume participation in the Plan, any additional payment for the Plan Year received on the Payment Date will be prorated based on days worked during the Plan Year subsequent to the Participant's return to work.

   8. Assignability. Unless otherwise determined by the Committee and provided in the Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable, except by will or the laws of descent and distribution. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 8 shall be null and void.

   9. Tax Withholding. The Company shall have the right to withhold applicable taxes from any Award payment and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes.

   10. Finality of Determinations. Any determination by the Committee in carrying out or administering this Plan shall be final and binding for all purposes and upon all interested persons and their heirs, successors, and personal representatives.

   11. Employee Rights under the Plan. No Participant or other person shall have any claim or right to be granted an Award under this Plan. Neither the Plan nor any action taken thereunder shall be construed as giving a Participant any right to be retained in the employ of the Company or an Employer. No Participant shall have any lien on any assets of the Company or an Employer by reason of any Award made under this Plan.

   12. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company; however clause (ii) shall only apply if, and to the extent, such approval is required by applicable legal requirements.

   13. Other Plans. The Award payments under this Plan shall be considered compensation under the Savings Plan.

   14. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, shall be governed by and construed in accordance with the laws of the State of Texas.

   15. Effectiveness. The Plan, as approved by the Board, shall be effective as set forth herein as of March 1, 2002 subject to Stockholder approval at the annual meeting of Stockholders in 2002.

                                  APPENDIX II

                            RELIANT RESOURCES, INC.
                         2002 LONG-TERM INCENTIVE PLAN

   1. Plan. This Reliant Resources, Inc. 2002 Long-Term Incentive Plan (the "Plan") is adopted by Reliant Resources, Inc. (the "Company") to reward Key Employees and certain Directors of Reliant Resources, Inc.

   2. Objectives. The purpose of this Plan is to further the interests of the Company, its Subsidiaries and its shareholders by providing incentives in the form of awards to Key Employees and certain Directors. Such awards will recognize and reward outstanding performances and individual contributions and give Participants in the Plan an interest in the Company parallel to that of the shareholders, thus enhancing the proprietary and personal interest of such Participants in the Company's continued success and progress. This Plan will also enable the Company and its Subsidiaries to attract and retain such key employees and directors.

   3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

     "Authorized Executive" means the Chairman of the Board or the Chief Executive Officer of the Company (or any other senior officer of the Company to whom either of them shall delegate the authority to execute any Award Agreement, where applicable).

     "Award" means an award granted to a Key Employee or Director under the Plan.

     "Award Agreement" means any Key Employee Award Agreement or Director Award Agreement.

     "Board" means the Board of Directors of the Company.

     "Cash Award" means an award denominated in cash.

     A "Change of Control" shall be deemed to have occurred upon the occurrence of any of the following events:

     (a) 30% Ownership Change: Any Person makes an acquisition of Outstanding Voting Stock and is, immediately thereafter, the beneficial owner of 30% or more of the then Outstanding Voting Stock, unless such acquisition is made directly from the Company in a transaction approved by a majority of the Incumbent Directors; or any group is formed that is the beneficial owner of 30% or more of the Outstanding Voting Stock; or

     (b) Board Majority Change: Individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the Board; or

     (c) Major Mergers and Acquisitions: Consummation of a Business Combination unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination in substantially the same relative proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Voting Stock, (ii) if the Business Combination involves the issuance or payment by the Company of consideration to another entity or its shareholders, the total fair market value of such consideration plus the principal amount of the consolidated long-term debt of the entity or business being acquired (in each case, determined as of the date of consummation of such Business Combination by a majority of the Incumbent Directors) does not exceed 50% of the sum of the fair market value of the Outstanding Voting Stock plus the principal amount of the Company's consolidated long-term debt (in each case, determined immediately prior to such consummation by a majority of the Incumbent Directors), (iii) no Person (other than any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination and (iv) a majority of the members of the board of directors of the parent corporation resulting from such Business Combination were Incumbent Directors of the Company immediately prior to consummation of such Business Combination; or

     (d) Major Asset Dispositions: Consummation of a Major Asset Disposition unless, immediately following such Major Asset Disposition, (i) individuals and entities that were beneficial owners of the Outstanding Voting Stock immediately prior to such Major Asset Disposition beneficially own, directly or indirectly, more than 70% of the then outstanding shares of voting stock of the Company (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) and (ii) a majority of the members of the board of directors of the Company (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) were Incumbent Directors of the Company immediately prior to consummation of such Major Asset Disposition.

   For purposes of the foregoing,

     (1) the term "Person" means an individual, entity or group;

     (2) the term "group" is used as it is defined for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act");

     (3) the term "beneficial owner" is used as it is defined for purposes of Rule 13d-3 under the Exchange Act;

     (4) the term "Outstanding Voting Stock" means outstanding voting securities of the Company entitled to vote generally in the election of directors; and any specified percentage or portion of the Outstanding Voting Stock (or of other voting stock) shall be determined based on the combined voting power of such securities;

     (5) the term "Incumbent Director" means a director of the Company (x) who was a director of the Company on the IPO Closing Date or (y) who becomes a director subsequent to such date and whose election, or nomination for election by the Company's shareholders, was approved by a vote of a majority of the Incumbent Directors at the time of such election or nomination, except that any such director shall not be deemed an Incumbent Director if his or her initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board;

     (6) the term "election contest" is used as it is defined for purposes of Rule 14a-11 under the Exchange Act;

     (7) the term "Business Combination" means (x) a merger or consolidation involving the Company or its stock or (y) an acquisition by the Company, directly or through one or more subsidiaries, of another entity or its stock or assets;

     (8) the term "parent corporation resulting from a Business Combination" means the Company if its stock is not acquired or converted in the Business Combination and otherwise means the entity which as a result of such Business Combination owns the Company or all or substantially all the Company's assets either directly or through one or more subsidiaries; and

     (9) the term "Major Asset Disposition" means the sale or other disposition in one transaction or a series of related transactions of 70% or more of the assets of the Company and its subsidiaries on a consolidated basis; and any specified percentage or portion of the assets of the Company shall be based on fair market value, as determined by a majority of the Incumbent Directors.

   Notwithstanding anything herein to the contrary, (i) solely for purposes of this Change of Control definition and the terms defined herein, prior to the proposed spin-off of the Company from Reliant, the term "Company" shall mean either the Company or Reliant; and (ii) the proposed spin-off of the Company from Reliant will not constitute a Change of Control as contemplated herein.

   "Code" means the Internal Revenue Code of 1986, as amended from time to time.

   "Committee" means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan.

   "Common Stock" means the Common Stock, par value $0.001 per share, of the Company.

   "Company" means Reliant Resources, Inc., a Delaware corporation, or any successor thereto.

   "Director" means an individual serving as a member of the Board who is not an employee of Reliant or any of its Subsidiaries or the Company or any of its Subsidiaries.

   "Director Award" means a Director Option or Stock Award.

   "Director Award Agreement" means an agreement setting forth the terms, conditions and limitations applicable to a Director Award, in such form as the Company may prescribe.

   "Director Option" means a Nonqualified Stock Option granted to a Director pursuant to paragraph 9 hereof.

   "Dividend Equivalents" means, with respect to shares of Restricted Stock that are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

   "Fair Market Value" of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the average of the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the next preceding date on which such sale was so reported, or, at the discretion of the Committee, the price prevailing on the exchange at the time of exercise, (ii) if shares of Common Stock are not so listed but are quoted on the Nasdaq National Market, the average of the highest and lowest sales price per share of Common Stock reported by the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the next preceding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the Nasdaq National Market at the time of exercise, (iii) if the Common Stock is not so listed or quoted, the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the next preceding date on which such quotations shall be available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated or (iv) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose.

   "Grant Date" means the date an Award is granted to a Participant pursuant to the Plan.

   "Grant Price" means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.

   "Incentive Stock Option" means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

   "Key Employee" means an employee (including an officer as such term is defined in Rule 16a-1 under the Exchange Act) of the Company or any of its Subsidiaries recognized by the Committee to be key to the success of the Company or an individual the Company expects to become a key employee of the Company or any of its Subsidiaries within the following six months.

   "Key Employee Award" means any Option, SAR, Stock Award, Cash Award or Performance Award granted, whether singly, in combination or in tandem, to a Participant who is a Key Employee pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as the Committee may establish in order to fulfill the objectives of the Plan.

   "Key Employee Award Agreement" means a written agreement setting forth the terms, conditions and limitations applicable to a Key Employee Award.

   "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

   "Option" means a right to purchase a specified number of shares of Common Stock at a specified Grant Price, which may be an Incentive Stock Option or a Nonqualified Stock Option.

   "Participant" means a Key Employee or Director to whom an Award has been granted under this Plan.

   "Performance Award" means an award made pursuant to this Plan to a Participant that is subject to the attainment of one or more Performance Goals.

   "Performance Goal" means a standard established by the Committee, to determine in whole or in part whether a Performance Award shall be earned.

   "Reliant" means Reliant Energy, Incorporated, a Texas corporation.

   "Restricted Stock" means Common Stock that is restricted or subject to forfeiture provisions.

   "Restriction Period" means a period of time beginning as of the Grant Date of an Award of Restricted Stock and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

   "Stock Appreciation Right" or "SAR" means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price, in each case, as determined by the Committee.

   "Stock Award" means an Award in the form of shares of Common Stock or units denominated in shares of Common Stock, including an award of Restricted Stock.

   "Subsidiary" means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

   4.  Eligibility.

   (a) Key Employees. All Key Employees are eligible for the grant of Key Employee Awards under this Plan.

   (b) Directors. All Directors are eligible for the grant of Director Awards under this Plan.

   5. Common Stock Available For Awards. Subject to the provisions of paragraph 15 hereof, the stock to be subject to Awards under the Plan shall be the shares of Common Stock of the Company, and the maximum number of shares of Common Stock with respect to which Awards may be granted under the Plan shall be 17,500,000 shares (which includes 3,500,000 shares of Common Stock with respect to which awards under the Long Term Incentive Plan of Reliant Resources, Inc., adopted effective January 1, 2001 (the "2001 Plan") were authorized but not granted), of which (i) the number of shares of Common Stock with respect to which Incentive Stock Options may be granted shall be no more than 2,000,000 shares and (ii) no more than twenty-five percent (25%) of such maximum number of shares available under the Plan shall be shares of Common Stock with respect to which Awards other than Options may be granted. Notwithstanding the foregoing and subject to adjustment as provided in paragraph 15, the maximum number of shares of Common Stock with respect to which Awards may be granted under this Plan shall be increased by the number of shares of Common Stock with respect to which Options or other Awards were granted under the 2001 Plan as of the effective date of this Plan, but which terminate, expire unexercised, or are settled for cash, forfeited or cancelled without the delivery of shares of Common Stock under the terms of the 2001 Plan after the effective date of this Plan. If, after the effective date of this Plan, any shares of Common Stock covered by an Award granted under this Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates, expires unexercised, or is canceled without the delivery of shares of Common Stock, then the shares of Common Stock covered by such Award, or to which such Award relates, or the number of shares of Common Stock otherwise counted against the aggregate number of shares of Common Stock with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination, expiration, or cancellation, shall again become shares of Common Stock with respect to which Awards may be granted. In the event that any Option or other Award granted hereunder is exercised through the delivery of shares of Common Stock or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of shares of Common Stock by the Company, the number of shares of Common Stock available for Awards under the Plan shall be increased by the number of shares of Common Stock so surrendered or withheld. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

   6.  Administration.

   (a) This Plan shall be administered by the Committee except as otherwise provided herein.

   (b) Subject to the provisions hereof, insofar as this Plan relates to Key Employee Awards, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. Insofar as this Plan relates to Key Employee Awards, the Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of a Key Employee Award, accelerate the vesting or exercisability of a Key Employee Award, eliminate or make less restrictive any restrictions applicable to a Key Employee Award, waive any restriction or other provision of this Plan (insofar as such provision relates to Key Employee Awards) or a Key Employee Award or otherwise amend or modify a Key Employee Award in any manner that is either (i) not adverse to the Participant to whom such Key Employee Award was granted or (ii) consented to by such Participant. The Committee may grant an Award to a Key Employee who it expects to become a Key Employee of the Company or any of its Subsidiaries within the following six months, with such Award being subject to the individual's actually becoming a Key Employee within such time period, and subject to such other terms and conditions as may be established by the Committee. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Key Employee Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Board (or its delegate) shall administer the Plan with respect to Director Awards and, consistent with applicable law, will have the same duties and powers with respect to Director Awards as the Committee has with respect to Key Employee Awards.

   (c) No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

   7. Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish. The Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

   8.  Key Employee Awards.

   (a) The Committee shall determine the type or types of Key Employee Awards to be made under this Plan and shall designate from time to time the Key Employees who are to be the recipients of such Awards. Each Key Employee Award shall be embodied in a Key Employee Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and, if required by the Committee, shall be signed by the Participant to whom the Key Employee Award is granted and by an Authorized Executive for and on behalf of the Company. Key Employee Awards may consist of those listed in this paragraph 8(a) and may be granted singly, in combination or in tandem. Key Employee Awards may also be granted in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other Key Employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. A Key Employee Award may provide for the grant or issuance of additional, replacement or alternative Key Employee Awards upon the occurrence of specified events, including the exercise of the original Key Employee Award granted to a Participant. All or part of a Key Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the death, disability or termination of employment by a Participant who is a Key Employee, any unexercised, deferred, unvested or unpaid Key Employee Awards shall be treated as set forth in the applicable Key Employee Award Agreement.

     (i) Option. A Key Employee Award may be in the form of an Option, which may be an Incentive Stock Option or a Nonqualified Stock Option. The Grant Price of an Option shall be no less than the Fair Market Value of the Common Stock on the Grant Date; provided, however, that the Committee may, in its sole discretion, make grants of Nonqualified Stock Options as Key Employee Awards with an exercise price per share that is less than the Fair Market Value of the Common Stock on the Grant Date with respect to no more than 1,000,000 shares of Common Stock. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded to Key Employees pursuant to this Plan, including the Grant Price, the term of the Options and the date or dates upon which they become exercisable, shall be determined by the Committee. A Key Employee who has been granted an Option under this Plan may be granted Incentive Stock Options under the Plan if the Committee shall so determine, provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which all Incentive Stock Options are exercisable for the first time by a Key Employee during any calendar year (under all plans of Reliant or any of its Subsidiaries or the Company or any of its Subsidiaries described in
  Section 422(d) of the Code) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.

     (ii) Stock Appreciation Rights. A Key Employee Award may be in the form of an SAR. The terms, conditions and limitations applicable to any SARs awarded to Key Employees pursuant to this Plan, including the Grant Price, the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

     (iii) Stock Award. A Key Employee Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.

     (iv) Cash Award. A Key Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

     (v) Performance Award. Without limiting the type or number of Key Employee Awards that may be made under the other provisions of this Plan, a Key Employee Award may be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates or (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Key Employee, one or more business units of the Company, or the Company as a whole, and may include one or more of the following: earnings per share, adjusted earnings per share, total shareholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, shareholder value, net cash flow, operating income, earnings before taxes, earnings before interest and taxes, cash flow, cash from operations, cost reductions, cost ratios (per employee or per customer), proceeds from dispositions, project completion time and budget goals, net cash flow before financing activities, customer growth and total market value. Goals may also be based on performance relative to a peer group of companies or a published index. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation (S) 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the Committee shall determine the terms, conditions and limitations applicable to any Performance Awards made pursuant to this Plan.

   (b) Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Key Employee Awards made hereunder:

     (i) no Participant may be granted, during any calendar year, Key Employee Awards consisting of Options and/or SARs that are exercisable for more than 1,500,000 shares of Common Stock;

     (ii) no Participant may be granted, during any calendar year, Stock Awards covering or relating to more than 500,000 shares of Common Stock (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the "Stock-Based Awards Limitations");

     (iii) no Participant may be granted Key Employee Awards consisting of cash or in any other form permitted under this Plan (other than Key Employee Awards consisting of Options or SARs or Stock Awards) in respect of any calendar year having a value determined on the Grant Date in excess of $4,000,000; and

     (iv) if at the time an Option or SAR is otherwise to be granted pursuant to the Plan the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Reliant or any of its Subsidiaries or the Company or any of its Subsidiaries (within the meaning of Section 422(b) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall have a Grant Price of no less than 110% of the Fair Market Value of the Common Stock and such Incentive Stock Option by its terms shall not be exercisable after the expiration of five
  (5) years from the date such Incentive Stock Option is granted in compliance with the requirement of Section 422(c)(5) of the Code.

   9. Director Awards. Each Director of the Company may be granted Director Awards in accordance with this paragraph 9 and subject to the applicable terms, conditions and limitations set forth in this Plan and the applicable Director Award Agreements. Notwithstanding anything to the contrary contained herein, Director Awards shall not be granted in any year in which a sufficient number of shares of Common Stock are not available to make all such scheduled Awards under this Plan.

     (a) Stock Award. A Director Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Board.

     (b) Director Options. A Director Award may be in the form of a Nonqualified Stock Option. The Grant Price of a Director Option shall be equal to the Fair Market Value of the Common Stock on the Grant Date. Subject to the foregoing provisions, the terms, conditions and limitations applicable to Director Options, including the term of the Director Options and the date or dates upon which they become exercisable, shall be determined by the Board. The Board will not permit the repricing of Director Options by any method, including by cancellation and reissuance, and will not grant Director Options to Directors at a price less than Fair Market Value on the Grant Date.

     (c) Director Award Agreements. Any Award of Director Awards shall be embodied in a Director Award Agreement, which shall contain the terms, conditions and limitations set forth above and shall be signed by an Authorized Executive for and on behalf of the Company.

   10.  Payment of Awards.

     (a) General. Payment made to a Participant pursuant to an Award may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If such payment is made in the form of Restricted Stock, the applicable Award Agreement relating to such shares shall specify whether they are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

     (b) Deferral. With the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards or any other compensation otherwise payable by the Company in accordance with procedures established by the Committee. Any deferred payment pursuant to an Award, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

     (c) Dividends, Earnings and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Stock Award, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments and Dividend Equivalents for Stock Awards.

     (d) Substitution of Awards. Subject to the limitations set forth in
  Section 8(a)(i) and 8(b), at the discretion of the Committee, a Participant who is a Key Employee may be offered an election to substitute a Key Employee Award for another Key Employee Award of the same or different type.

     (e) Cash-Out of Awards. At the discretion of the Committee, an Award that is an Option or SAR may be settled by a cash payment equal to the difference between the Fair Market Value per share of Common Stock on the date of exercise and the Grant Price of the Award, multiplied by the number of shares with respect to which the Award is exercised.

   11. Option Exercise. The Grant Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this paragraph.

   12. Taxes. The Company or its designated third party administrator shall have the right to deduct taxes at the applicable supplemental rate from any Key Employee Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes, provided that withholding obligations with respect to Options may only be satisfied in cash as long as withholding of stock following the exercise of an Option would result in a charge to earnings. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Key Employee Award with respect to which withholding is required, except with respect to Options. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

   13. Amendment, Modification, Suspension or Termination of the Plan. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements.

   14. Assignability. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 14 shall be null and void.

   Subject to approval by the Committee in its sole discretion, all or a portion of any Awards granted to a Participant under the Plan, other than Incentive Stock Options, may be transferable by the Participant, to the extent and only to the extent specified in such approval, to (i) the spouse, parent, brother, sister, children or grandchildren (including adopted and stepchildren and grandchildren) of the Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members ("Immediate Family Member Trusts"), or (iii) a partnership or partnerships in which such Immediate Family Members have at least 99% of the equity, profit and loss interests ("Immediate Family Member Partnerships"); provided that the Award Agreement pursuant to which such Awards are granted (or an amendment thereto) must expressly provide for transferability in a manner consistent with this paragraph. Subsequent transfers of transferred Awards shall be prohibited except by will or the laws of descent and distribution, unless such transfers are made to the original Participant or a person to whom the original Participant could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to and approved by the Committee, in the form and manner prescribed by the Committee. Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and, except as otherwise provided herein, the term "Participant" shall be deemed to refer to the transferee. The consequences of termination of employment or service shall continue to be applied with respect to the original Participant, following which the Awards shall be exercisable by the transferee only to the extent and for the periods specified in this Plan and the Award Agreement.

   15.  Adjustments.

   (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

   (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards, (iii) the Grant Price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the Stock-Based Awards Limitations shall each be proportionately adjusted by the Committee as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make appropriate adjustments to
(i) the number of shares of Common Stock covered by Awards, (ii) the Grant Price or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Stock-Based Awards Limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized (x) to issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment or (y) to cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise for 30 days prior to such cancellation.

   16. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

   17. Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets for purposes of this Plan or Awards hereunder, nor shall the Company, the Board or the Committee be deemed to be a trustee of any benefit to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any

Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

   18. Awards to Foreign Nationals and Key Employees Outside the United States. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purpose of the Plan, the Committee may, without amending the Plan, (i) establish special rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

   19. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

   20. Effectiveness. The Plan, as approved by the Board, shall be effective as of the date it is approved by the stockholders of the Company at the annual meeting of stockholders in 2002. No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the effective date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.

                                 APPENDIX III

                            RELIANT RESOURCES, INC.
                            AUDIT COMMITTEE CHARTER

Purpose

   The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility for the quality and integrity of the accounting, auditing and financial reporting practices of the Company and other such duties as directed by the Board of Directors.

Membership

   The Audit Committee shall consist of not more than four Directors, none of whom shall be an employee of the Company. Each member shall be free from any relationship that, in the opinion of the Board of Directors, may interfere with the exercise of his or her independence from management and the Company. Each member shall be "independent" as defined from time to time by the listing standards of the New York Stock Exchange (the "NYSE") and by applicable regulations of the Securities and Exchange Commission (the "SEC") and shall meet any other applicable independence requirements of the NYSE and SEC. Each member shall be (or shall become within a reasonable time after appointment) financially literate, and at least one member shall have accounting or related financial management expertise, as the Board of Directors interprets such qualifications in its business judgment.

Meetings and Structure

   The Audit Committee shall meet at least three times per year and as many additional times as the members deem necessary.

   The Board of Directors shall appoint one member of the Audit Committee as chairperson. He or she shall be responsible for leadership of the committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the Board of Directors. The chairperson will also maintain regular liaison with the Chief Executive Officer, the Chief Financial Officer, the lead audit partner of the Company's independent public accountants and the Company's Director of Internal Auditing.

Private Discussions/Investigations

   The Audit Committee shall require and ensure periodic opportunities for private discussion with the independent public accountants, the Director of Internal Auditing, and the Company's General Counsel and outside counsel when appropriate. The Audit Committee may investigate any matter brought to its attention by, without limitation by enumeration, reviewing the books, records and facilities of the Company and interviewing Company officers or employees.

Accountability of the Independent Public Accountants

   The independent public accountants are accountable to the Audit Committee and the Board of Directors. The Audit Committee and the Board of Directors have the responsibility to select, evaluate and, where appropriate, replace the Company's independent public accountants.

Functions

   The Audit Committee shall have the following duties and responsibilities:

     1. Annually recommend to the Board of Directors the selection of the Company's independent public accountants retained to audit the financial statements of the Company, with such selection to be submitted to the shareholders for ratification.

                                     III-1

     2. Review and approve the plan and scope of the independent public accountants' audits, non-audit services and related fees.

     3. Upon completion of any annual audit, meet with the independent public accountants and management and review the Company's financial statements and related notes, the results of their audit, any report or opinion rendered in connection therewith, any unresolved disagreements with management concerning accounting or disclosure matters and any significant adjustment proposed by the independent public accountants. The Audit Committee shall also review and consider with the independent public accountants and management the matters required to be discussed by Statement of Auditing Standards No. 61. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the Audit Committee shall make its recommendation to the Board of Directors as to the inclusion of the Company's audited financial statements in the Company's annual report on Form 10-K.

     4. Review with management and the independent public accountants the quarterly financial information prior to the filing of the Company's Quarterly Report on Form 10-Q. This review may be performed by the Audit Committee or its chairperson.

     5. Review with management and the independent public accountants any significant transactions which are not a normal part of the Company's operations and changes, if any, in the Company's accounting principles or their application.

     6. Periodically meet and review with the Director of Internal Auditing the progress of activities and any findings of major significance stemming from internal audits.

     7. Discuss with management, the independent public accountants and the internal auditors the adequacy of the Company's accounting policies and procedures and internal accounting controls and the extent to which major recommendations made by the independent public accountants or the internal auditors have been implemented or resolved.

     8. Periodically review, and discuss with the independent public accountants, the written report of the independent public accountants describing all relationships between the independent public accountants and the Company that may impact the independent public accountants' objectivity and independence. The Audit Committee shall also recommend any appropriate action to the Board of Directors in response to the written report necessary to satisfy itself of the independence and objectivity of the independent public accountants.

     9. Apprise the Board of Directors, through minutes and special presentations as necessary, of significant developments in the course of performing the above duties, and annually prepare a report meeting the requirements of any applicable regulations of the SEC to be included in the Company's proxy statement relating to its annual meeting of shareholders.

     10. Discuss with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

     11. Such other duties as directed by the Board.

Review of Committee Charter

   At least annually, the Audit Committee shall review and reassess the adequacy of this Charter. The Audit Committee shall report the results of the review to the Board of Directors and, if necessary, make recommendations to the Board of Directors to amend this Charter.

                                     III-2

                             RELIANT RESOURCES, INC.

                               Proxy Common Stock

           This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints R. Steve Letbetter, Philip B. Miller and Milton Carroll, and each of them, as proxies, with full power of substitution, to vote as designated on the reverse side, all shares of common stock held by the undersigned at the annual meeting of stockholders of Reliant Resources, Inc. to be held June 6, 2002, at 9 a.m. (CDT) in the Reliant Energy Plaza auditorium, 1111 Louisiana Street, Houston, Texas, or any adjournments thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting (unless such discretionary authority is withheld).

                              If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date below and mail in the postage-paid envelope provided. Specific choices may be made on the reverse side. In the absence of instructions to the contrary, the shares represented will be voted in accordance with the Board's recommendation.

                              Dated:_____________________________________, 2002

                              Signature:________________________________________

                              Signature:________________________________________

                              Note: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title.

--------------------------------------------------------------------------------

                              Detach and Mail Card


Fellow Stockholder:

     The past year was one of great change for our industry and of great progress for Reliant Resources. Despite the difficult business environment we've faced since making our debut as a public company last May, we more than doubled our net income during 2001 and substantially expanded both our wholesale and retail businesses.

     With respect to our wholesale business, we're one of the nation's largest merchant power generators with 16,700 MW owned or under contract, and we rank as the nation's third-largest power trader and ninth-largest natural gas trader. With the opening of the Texas electricity market to full retail competition on January 1, 2002, we gained a sizeable retail business that serves 1.7 million customers and is unique among merchant energy companies.

     Our IPO in May 2001 marked the first step in the separation of Reliant Resources from Reliant Energy, which currently owns approximately 83 percent of our stock. We expect to complete the separation later this year as soon as all regulatory approvals are received.

     Please join me at our 2002 Annual Meeting of Stockholders to learn more about the events of the past year and our plans for the future. The meeting will be held at 9:00 a.m. on June 6, 2002. If you are unable to attend, please make your vote count by signing and returning the enclosed proxy card as soon as possible.


                                 /s/ R. Steve Letbetter
                                 --------------------------------
                                 R. Steve Letbetter
                                 Chairman, President and CEO

                             RELIANT RESOURCES, INC.

                       2002 Annual Meeting of Stockholders

The nominees for director are Milton Carroll, R. Steve Letbetter, Philip B. Miller and Laree E. Perez. Your Board of Directors recommends that you vote FOR all nominees for director, FOR the approval of the adoption of the Reliant Resources, Inc. 2002 Annual Incentive Compensation Plan for Executive Officers, FOR the approval of the adoption of the 2002 Reliant Resources, Inc. Long-Term Incentive Plan and FOR ratification of the appointment of Deloitte & Touche LLP as independent accountants and auditors for 2002. To withhold authority to vote for any individual nominee for director, please write that nominee's name in the space provided below.



1.   Election of nominees for director.

        FOR     WITH-      FOR ALL
        ALL     HOLD       EXCEPT
        [ ]      [ ]         [ ]

     Exception(s):________________________________________

2.   Approval of the adoption of the Reliant Resources, Inc. 2002
     Annual Incentive Compensation Plan for Executive Officers.

        FOR    AGAINST    ABSTAIN
        [ ]      [ ]        [ ]

3.   Approval of the adoption of the 2002 Reliant Resources, Inc.
     Long-Term Incentive Plan.

        FOR    AGAINST    ABSTAIN
        [ ]      [ ]        [ ]

4. Ratification of the Appointment of Deloitte & Touche LLP as independent accountants and auditors for 2002.

        FOR    AGAINST    ABSTAIN
        [ ]      [ ]        [ ]
                                                                       WITHHOLD
     You may check this box to withhold granting of discretionary         [ ]
     authority to vote on all other matters that may properly come before the Annual Meeting.

     Please check this box if you plan plan to attend the Annual Meeting. [ ]

--------------------------------------------------------------------------------

                             Detach and Mail Card

                              [MAP APPEARS HERE]

                             RELIANT RESOURCES, INC.                          U
                   Voting Directions to Trustee - Common Stock

    This card relates to the solicitation on behalf of the Board of Directors

The undersigned hereby directs the Trustee of the Reliant Resources, Inc., Union Savings Plan to vote as designated on the reverse side, all shares of common stock attributable to the account of the undersigned at the annual meeting of stockholders of Reliant Resources, Inc., to be held June 6, 2002, at 9 a.m.
(CDT) in the Reliant Energy Plaza auditorium, 1111 Louisiana Street, Houston, Texas, or any adjournments thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting (unless such discretionary authority is withheld).

                                If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date below and mail in the postage-paid envelope provided. Specific choices may be made on the reverse side. In the absence of instructions to the contrary, the shares represented will be voted in accordance with the Board's recommendation.


                                Dated:___________________________________, 2002


                                Signature:______________________________________


                                Note: Please sign exactly as the name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title.

--------------------------------------------------------------------------------

                              Detach and Mail Card

Fellow Stockholder:


     The past year was one of great change for our industry and of great progress for Reliant Resources. Despite the difficult business environment we've faced since making our debut as a public company last May, we more than doubled our net income during 2001 and substantially expanded both our wholesale and retail businesses.

     With respect to our wholesale business, we're one of the nation's largest merchant power generators with 16,700 MW owned or under contract, and we rank as the nation's third-largest power trader and ninth-largest natural gas trader. With the opening of the Texas electricity market to full retail competition on January 1, 2002, we gained a sizeable retail business that serves 1.7 million customers and is unique among merchant energy companies.

     Our IPO in May 2001 marked the first step in the separation of Reliant Resources from Reliant Energy, which currently owns approximately 83 percent of our stock. We expect to complete the separation later this year as soon as all regulatory approvals are received.

     Please join me at our 2002 Annual Meeting of Stockholders to learn more about the events of the past year and our plans for the future. The meeting will be held at 9:00 a.m. on June 6, 2002. If you are unable to attend, please make your vote count by signing and returning the enclosed proxy card as soon as possible.

                                        /s/ Steve Letbetter
                                        --------------------------------
                                        Steve Letbetter
                                        Chairman, President and CEO

                             RELIANT RESOURCES, INC.
                       2002 Annual Meeting of Stockholders

The nominees for director are Milton Carroll, R. Steve Letbetter, Philip B. Miller and Laree E. Perez. Your Board of Directors recommends that you vote FOR all nominees for director, FOR the approval of the adoption of the Reliant Resources, Inc. 2002 Annual Incentive Compensation Plan for Executive Officers, FOR the approval of the adoption of the 2002 Reliant Resources, Inc. Long-Term Incentive Plan and FOR ratification of the appointment of Deloitte & Touche LLP as independent accountants and auditors for 2002. To withhold authority to vote for any individual nominee director, please write that nominee's name in the space provided below.

1.   Election of nominees for director.

       FOR      WITH-     FOR ALL
       ALL      HOLD      EXCEPT
       [ ]      [ ]         [ ]

     Exception(s):_________________________________

2.   Approval of the adoption of the Reliant
     Resources, Inc. 2002 Annual Incentive
     Compensation Plan for Executive Officers.

      FOR    AGAINST    ABSTAIN
      [ ]      [ ]        [ ]

3.   Approval of the adoption of the 2002
     Reliant Resources, Inc. Long-Term
     Incentive Plan.

      FOR    AGAINST    ABSTAIN
      [ ]      [ ]        [ ]

4.   Ratification of the Appointment of
     Deloitte & Touche LLP as independent
     accountants and auditors for 2002.

      FOR    AGAINST    ABSTAIN
      [ ]      [ ]        [ ]

                                                                    WITHHOLD
    You may check this box to withhold granting of discretionary      [ ]
    authority to vote on all other matters that may properly come before the Annual Meeting.

--------------------------------------------------------------------------------

                              Detach and Mail Card

                             RELIANT RESOURCES, INC.                         M

                        Voting Directions - Common Stock

    This card relates to the solicitation on behalf of the Board of Directors

The undersigned hereby directs the recordkeeper of the Reliant Resources, Inc. Employee Stock Purchase Plan to vote as designated on the reverse side, all shares of common stock outstanding in the account of the undersigned at the annual meeting of stockholders of Reliant Resources, Inc. to be held June 6, 2002, at 9 a.m. (CDT) in the Reliant Energy Plaza auditorium, 1111 Louisiana Street, Houston, Texas, or any adjournments thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting (unless such discretionary authority is withheld).

                                If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date below and mail in the postage-paid envelope provided. Specific choices may be made on the reverse side. In the absence of instructions to the contrary, the shares represented will be voted in accordance with the Board's recommendation.


                                Dated:_________________________________, 2002


                                Signature:______________________________________

                                Note: Please sign exactly as the name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title.

--------------------------------------------------------------------------------

                              Detach and Mail Card

Fellow Stockholder:


     The past year was one of great change for our industry and of great progress for Reliant Resources. Despite the difficult business environment we've faced since making our debut as a public company last May, we more than doubled our net income during 2001 and substantially expanded both our wholesale and retail businesses.

     With respect to our wholesale business, we're one of the nation's largest merchant power generators with 16,700 MW owned or under contract, and we rank as the nation's third-largest power trader and ninth-largest natural gas trader. With the opening of the Texas electricity market to full retail competition on January 1, 2002, we gained a sizeable retail business that serves 1.7 million customers and is unique among merchant energy companies.

     Our IPO in May 2001 marked the first step in the separation of Reliant Resources from Reliant Energy, which currently owns approximately 83 percent of our stock. We expect to complete the separation later this year as soon as all regulatory approvals are received.

     Please join me at our 2002 Annual Meeting of Stockholders to learn more about the events of the past year and our plans for the future. The meeting will be held at 9:00 a.m. on June 6, 2002. If you are unable to attend, please make your vote count by signing and returning the enclosed proxy card as soon as possible.

                                        /s/ Steve Letbetter
                                        --------------------------------
                                        Steve Letbetter
                                        Chairman, President and CEO

                             RELIANT RESOURCES, INC.
                       2002 Annual Meeting of Stockholders

The nominees for director are Milton Carroll, R. Steve Letbetter, Philip B. Miller and Laree E. Perez. Your Board of Directors recommends that you vote FOR all nominees for director, FOR the approval of the adoption of the Reliant Resources, Inc. 2002 Annual Incentive Compensation Plan for Executive Officers, FOR the approval of the adoption of the 2002 Reliant Resources, Inc. Long-Term Incentive Plan and FOR ratification of the appointment of Deloitte & Touche LLP as independent accountants and auditors for 2002. To withhold authority to vote for any individual nominee director, please write that nominee's name in the space provided below.

1.   Election of nominees for director.

     FOR     WITH-     FOR ALL
     ALL     HOLD      EXCEPT
     [ ]     [ ]         [ ]

     Exception(s):_________________________________

2.   Approval of the adoption of the Reliant
     Resources, Inc. 2002 Annual Incentive
     Compensation Plan for Executive Officers.

            FOR    AGAINST   ABSTAIN
            [ ]      [ ]       [ ]

3.   Approval of the adoption of the 2002
     Reliant Resources, Inc. Long-Term
     Incentive Plan.

            FOR    AGAINST   ABSTAIN
            [ ]      [ ]       [ ]

4.   Ratification of the Appointment of
     Deloitte & Touche LLP as independent
     accountants and auditors for 2002.

            FOR    AGAINST   ABSTAIN
            [ ]      [ ]       [ ]
                                                                    WITHHOLD
     You may check this box to withhold granting of discretionary      [ ]
     authority to vote on all other matters that may properly come before the Annual Meeting.

--------------------------------------------------------------------------------

                              Detach and Mail Card